                                                                   Exhibit 99.12




                                    TERM LOAN

                                CREDIT AGREEMENT

                                      among

                         QUEST DIAGNOSTICS INCORPORATED

                                  as Borrower,

                                       AND

                      CERTAIN SUBSIDIARIES OF THE BORROWER

                                 as Guarantors,

                                       AND

                         THE LENDERS IDENTIFIED HEREIN,

                                       AND

                             BANK OF AMERICA, N.A.,

                             as Administrative Agent

                                       AND

                              MERRILL LYNCH & CO.,
               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                              as Syndication Agent

                                       AND

                      WACHOVIA BANK, NATIONAL ASSOCIATION,
                          DEUTSCHE BANK SECURITIES INC.

                                       AND

                              THE BANK OF NEW YORK

                           as Co-Documentation Agents

                            DATED AS OF JUNE 21, 2002


                         BANC OF AMERICA SECURITIES LLC

                                       AND

                              MERRILL LYNCH & CO.,

               MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED

                  as Joint Book Managers and Co-Lead Arrangers

                                TABLE OF CONTENTS


SECTION 1  DEFINITIONS AND ACCOUNTING TERMS......................................................................   1
         1.1    Definitions......................................................................................   1
         1.2    Computation of Time Periods and Other Definitional Provisions....................................  23
         1.3    Accounting Terms/Calculation of Financial Covenants..............................................  23
         1.4    Time.............................................................................................  24

SECTION 2  CREDIT FACILITY.......................................................................................  24
         2.1    Term Loans.......................................................................................  24
         2.2    Continuations and Conversions....................................................................  26
         2.3    Minimum Amounts..................................................................................  27

SECTION 3  GENERAL PROVISIONS APPLICABLE TO LOANS................................................................  27
         3.1    Interest.........................................................................................  27
         3.2    Place and Manner of Payments.....................................................................  27
         3.3    Prepayments; Revision of Amortization Schedule...................................................  28
         3.4    Fees.............................................................................................  28
         3.5    Payment in full at Maturity or Otherwise.........................................................  29
         3.6    Computations of Interest and Fees................................................................  29
         3.7    Pro Rata Treatment...............................................................................  30
         3.8    Sharing of Payments..............................................................................  30
         3.9    Capital Adequacy/Regulation D....................................................................  31
         3.10   Inability To Determine Interest Rate.............................................................  31
         3.11   Illegality.......................................................................................  32
         3.12   Requirements of Law..............................................................................  32
         3.13   Taxes............................................................................................  33
         3.14   Compensation.....................................................................................  36
         3.15   Determination and Survival of Provisions.........................................................  36
         3.16   Notification by Lenders..........................................................................  36
         3.17   Mitigation; Mandatory Assignment.................................................................  37

SECTION 4  GUARANTY..............................................................................................  37
         4.1    Guaranty of Payment..............................................................................  37
         4.2    Obligations Unconditional........................................................................  37
         4.3    Modifications....................................................................................  38
         4.4    Waiver of Rights.................................................................................  39
         4.5    Reinstatement....................................................................................  39
         4.6    Remedies.........................................................................................  39
         4.7    Limitation of Guaranty...........................................................................  40
         4.8    Rights of Contribution...........................................................................  40
         4.9    Release of Guarantors............................................................................  40

SECTION 5  CONDITIONS PRECEDENT..................................................................................  40
         5.1    Closing Conditions...............................................................................  40

         5.2    Conditions to Initial Funding of the Term Loans..................................................  40
         5.3    Conditions to All Extensions of Credit...........................................................  43

SECTION 6  REPRESENTATIONS AND WARRANTIES........................................................................  43
         6.1    Organization and Good Standing...................................................................  43
         6.2    Due Authorization................................................................................  44
         6.3    Enforceable Obligations..........................................................................  44
         6.4    No Conflicts.....................................................................................  44
         6.5    Consents.........................................................................................  44
         6.6    Financial Condition..............................................................................  45
         6.7    No Material Change...............................................................................  45
         6.8    Disclosure.......................................................................................  45
         6.9    No Default.......................................................................................  45
         6.10   Litigation.......................................................................................  45
         6.11   Taxes............................................................................................  46
         6.12   Compliance with Law..............................................................................  46
         6.13   Licensing and Accreditation......................................................................  46
         6.14   Title to Properties, Liens.......................................................................  47
         6.15   Insurance........................................................................................  47
         6.16   Use of Proceeds..................................................................................  47
         6.17   Government Regulation............................................................................  47
         6.18   ERISA............................................................................................  47
         6.19   Environmental Matters............................................................................  48
         6.20   Intellectual Property............................................................................  50
         6.21   Subsidiaries.....................................................................................  50
         6.22   Solvency.........................................................................................  50

SECTION 7  AFFIRMATIVE COVENANTS.................................................................................  50
         7.1    Information Covenants............................................................................  50
         7.2    Financial Covenants..............................................................................  53
         7.3    Preservation of Existence and Franchises.........................................................  54
         7.4    Books and Records................................................................................  54
         7.5    Compliance with Law..............................................................................  54
         7.6    Payment of Taxes and Other Indebtedness..........................................................  55
         7.7    Insurance........................................................................................  55
         7.8    Maintenance of Property..........................................................................  55
         7.9    Performance of Obligations.......................................................................  55
         7.10   Use of Proceeds..................................................................................  55
         7.11   Audits/Inspections...............................................................................  56
         7.12   Additional Credit Parties........................................................................  56
         7.13   Credit Party Revenues............................................................................  57
         7.14   Compliance Program...............................................................................  57
         7.15   Unilab Acquisition...............................................................................  57

SECTION 8  NEGATIVE COVENANTS....................................................................................  57
         8.1    Indebtedness.....................................................................................  57
         8.2    Liens............................................................................................  58

         8.3    Nature of Business...............................................................................  58
         8.4    Consolidation and Merger.........................................................................  59
         8.5    Sale or Lease of Assets..........................................................................  59
         8.6    Investments......................................................................................  60
         8.7    Transactions with Affiliates.....................................................................  60
         8.8    Fiscal Year; Accounting; Organizational Documents................................................  60
         8.9    Stock Repurchases................................................................................  60
         8.10   Sale/Leasebacks..................................................................................  61

SECTION 9  EVENTS OF DEFAULT.....................................................................................  62
         9.1    Events of Default................................................................................  62
         9.2    Acceleration; Remedies...........................................................................  64
         9.3    Allocation of Payments After Event of Default....................................................  65

SECTION 10  AGENCY PROVISIONS....................................................................................  66
         10.1   Appointment......................................................................................  66
         10.2   Delegation of Duties.............................................................................  67
         10.3   Exculpatory Provisions...........................................................................  67
         10.4   Reliance on Communications.......................................................................  67
         10.5   Notice of Default................................................................................  68
         10.6   Non-Reliance on Administrative Agent and Other Lenders...........................................  68
         10.7   Indemnification..................................................................................  69
         10.8   Administrative Agent in Its Individual Capacity..................................................  69
         10.9   Successor Agent..................................................................................  70

SECTION 11  MISCELLANEOUS........................................................................................  70
         11.1   Notices..........................................................................................  70
         11.2   Right of Set-Off.................................................................................  70
         11.3   Benefit of Agreement.............................................................................  71
         11.4   No Waiver; Remedies Cumulative...................................................................  74
         11.5   Payment of Expenses; Indemnification.............................................................  75
         11.6   Amendments, Waivers and Consents.................................................................  75
         11.7   Counterparts/Telecopy............................................................................  76
         11.8   Headings.........................................................................................  76
         11.9   Defaulting Lender................................................................................  76
         11.10  Survival of Indemnification......................................................................  77
         11.11  Governing Law; Venue; Jurisdiction...............................................................  77
         11.12  Waiver of Jury Trial; Waiver of Consequential Damages............................................  77
         11.13  Severability.....................................................................................  78
         11.14  Further Assurances...............................................................................  78
         11.15  Confidentiality..................................................................................  78
         11.16  Entirety.........................................................................................  78
         11.17  Binding Effect; Continuing Agreement.............................................................  78

SCHEDULES
---------
Schedule 1.1(a)            Commitment Percentages/Lending Offices
Schedule 6.10              Litigation
Schedule 6.21              Subsidiaries
Schedule 8.1               Indebtedness
Schedule 8.2               Liens
Schedule 8.6               Investments
Schedule 8.7               Affiliate Transactions
Schedule 11.1              Notices


EXHIBITS
--------
Exhibit 2.1(b)             Form of Notice of Borrowing
Exhibit 2.1(f)             Form of Term Note
Exhibit 2.2                Form of Notice of Continuation/Conversion
Exhibit 7.1(c)             Form of Officer's Certificate
Exhibit 7.12               Form of Joinder Agreement
Exhibit 11.3(b)            Form of Assignment Agreement

                           TERM LOAN CREDIT AGREEMENT


         THIS Term Loan Credit Agreement (this "Credit Agreement"), is entered into as of June 21, 2002 among QUEST DIAGNOSTICS INCORPORATED, a Delaware corporation (the "Borrower"), certain of the Subsidiaries of the Borrower (individually a "Guarantor" and collectively the "Guarantors"), the Lenders (as defined herein), and BANK OF AMERICA, N.A., as Administrative Agent for the Lenders.

                                    RECITALS

         WHEREAS, the Borrower and the Guarantors have requested the Lenders to provide a term loan credit facility to the Borrower in an aggregate principal amount of up to $450,000,000; and

         WHEREAS, the Lenders party hereto have agreed to make the requested term loan credit facility available to the Borrower on the terms and conditions hereinafter set forth.

         NOW, THEREFORE, IN CONSIDERATION of the premises and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                    SECTION 1

                        DEFINITIONS AND ACCOUNTING TERMS

         1.1 DEFINITIONS.

         As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms herein shall include in the singular number the plural and in the plural the singular:

         "Acquisition" means the acquisition by any Person of (a) more than 50% of the Capital Stock of another Person, (b) all or substantially all of the assets of another Person or (c) all or substantially all of a line of business of another Person, in each case whether or not involving a merger or consolidation with such other Person.

         "Additional Credit Party" means each Person that becomes a Guarantor after the Closing Date, as provided in Section 7.12 or otherwise.

         "Adjusted Eurodollar Rate" means the Eurodollar Rate plus the Applicable Percentage.

         "Administrative Agent" means Bank of America, N.A. (or any successor thereto) or any successor administrative agent appointed pursuant to Section 10.9.

         "Administrative Fees" has the meaning set forth in Section 3.4.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling (including but not limited to all directors and officers of such Person), controlled by or under direct or indirect common control with such Person. A Person shall be deemed to control a corporation if such Person possesses, directly or indirectly, the power (a) to vote 10% or more of the securities having ordinary voting power for the election of directors of such corporation or (b) to direct or cause direction of the management and policies of such corporation, whether through the ownership of voting securities, by contract or otherwise.

         "Agency Services Address" means Bank of America, N.A., NC1-001-15-04, 101 North Tryon Street, Charlotte, North Carolina 28255, Attn: Agency Services,
Attn: Credit Services, or such other address as may be identified by written notice from the Administrative Agent to the Borrower.

         "Agent-Related Person" means the Administrative Agent (including any successor administrative agent), together with its Affiliates (including, in the case of Bank of America in its capacity as the Administrative Agent, BAS), and their respective officers, directors, employees, agents, counsel and attorneys-in-fact.

         "Agents" means Bank of America N.A., in its capacity as Administrative Agent, and Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated, in its capacity as Syndication Agent.

         "AML Acquisition" means the Borrower's acquisition of American Medical Laboratories, Inc. on April 1, 2002 as described in the Borrower's Form 8-K dated April 1, 2002 filed with the United States Securities and Exchange Commission.

         "Applicable Percentage" means the appropriate applicable percentages corresponding to the Debt Rating of the Borrower in effect from time to time as described below:

                                                                     Applicable
                                                                   Percentage for
Pricing Level                    Debt Rating                      Eurodollar Loans
-------------                    -----------                      ----------------
     I          greater than or equal to BBB+ from S&P/                   .875%
                greater than or equal to Baa1 from Moody's
    II          greater than or equal to BBB but < BBB+ from            1.1875%
                S&P/
                greater than or equal to Baa2 but <Baa1 from
                Moody's
   III          greater than or equal to BBB- but <BBB from S&P/        1.3125%
                greater than or equal to Baa3 but <Baa2 from
                Moody's
    IV          greater than or equal to BB+ but < BBB- from            1.4375%
                S&P/
                greater than or equal to Ba1 but <Baa3 from
                Moody's
     V          <BB+ or unrated by S&P/                                 1.6875%
                <Ba1 or unrated by Moody's

The Applicable Percentage for Eurodollar Loans shall, in each case, be determined and adjusted on the date (each a "Calculation Date") one Business Day after the date on which the Borrower's Debt Rating is upgraded or downgraded in a manner which requires a change in the then applicable Pricing Level set forth above. If at any time there is a split in the Borrower's Debt Ratings between S&P and Moody's, the Applicable Percentages shall be determined by the higher of the two Debt Ratings (i.e. the lower pricing); provided that if the two Debt Ratings are more than one level apart, the Applicable Percentage shall be based on the Debt Rating which is one level higher than the lower rating. Each Applicable Percentage shall be effective from one Calculation Date until the next Calculation Date. Any adjustment in the Applicable Percentage shall be applicable to all existing Eurodollar Loans as well as any new Eurodollar Loans made.

         "Approved Fund" means any Fund that is administered or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.

         "Attorney Costs" means all reasonable fees and disbursements of any law firm or other external counsel and the reasonable allocated cost of internal legal services and all disbursements of internal counsel.

         "Attributable Debt" means, with respect to a Sale and Leaseback Transaction, an amount equal to the lesser of: (a) the fair market value of the Principal Property (as determined in good faith by the Borrower's board of directors); and (b) the present value of the total net amount of rent payments to be made under the lease during its remaining term, discounted at the rate of interest set forth or implicit in the terms of the lease, compounded semi-annually.

         "Authorized Officer" means any of the chief executive officer, president, chief financial officer, corporate controller, treasurer or assistant treasurer of the Borrower.

         "Bank of America" means Bank of America, N.A. or any successor thereto.

         "Bankruptcy Code" means the Bankruptcy Code in Title 11 of the United States Code, as amended, modified, succeeded or replaced from time to time.

         "BAS" means Banc of America Securities LLC.

         "Base Rate" means, for any day, the rate per annum equal to the greater of (a) the Federal Funds Rate in effect on such day plus 1/2 of 1% or (b) the Prime Rate in effect on such day. If for any reason the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable after due inquiry to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms hereof, the Base Rate shall be determined without regard to clause (a) of the first sentence of this definition until the circumstances giving rise to such inability no longer exist. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective at the opening of business on the day specified in the public announcement of such change.

         "Base Rate Loan" means any Term Loan bearing interest at a rate determined by reference to the Base Rate.

         "Borrower" means Quest Diagnostics Incorporated, a Delaware corporation, together with any successors and permitted assigns.

         "Business Day" means any day other than a Saturday, a Sunday, a legal holiday or a day on which banking institutions are authorized or required by law or other governmental action to close in New York, New York or Charlotte, North Carolina; provided that in the case of Eurodollar Loans, such day is also a day on which dealings between banks are carried on in U.S. dollar deposits in the London interbank market.

         "Calculation Date" has the meaning set forth in the definition of Applicable Percentage.

         "CAP" means the College of American Pathologists.

         "Capital Expenditures" means all expenditures of the Borrower and its Subsidiaries on a consolidated basis which, in accordance with GAAP, would be classified as capital expenditures, including, without limitation, Capital Leases which would be so classified in accordance with GAAP.

         "Capital Lease" means, as applied to any Person, any lease of any Property (whether real, personal or mixed) by that Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person and the amount of such obligation shall be the capitalized amount thereof determined in accordance with GAAP.

         "Capital Stock" means (a) in the case of a corporation, all classes of capital stock of such corporation, (b) in the case of a partnership, partnership interests (whether general or limited), (c) in the case of a limited liability company, membership interests and (d) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person.

         "Cash Equivalents" means (a) securities issued or directly and fully guaranteed or insured by the United States of America or any agency or instrumentality thereof (provided that the full faith and credit of the United States of America is pledged in support thereof) having maturities of not more than eighteen months from the date of acquisition, (b) Dollar denominated time and demand deposits, certificates of deposit and banker's acceptances of (i) any Lender, (ii) any domestic commercial bank having capital and surplus in excess of $500,000,000 or (iii) any bank whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody's is at least P-1 or the equivalent thereof (any such bank being an "Approved Bank"), in each case with maturities of not more than 270 days from the date of acquisition, (c) commercial paper and variable or fixed rate notes issued by any Approved Bank (or by the parent company thereof) or any variable rate notes issued by, or guaranteed by, any domestic corporation rated A-1 (or the equivalent thereof) or better by S&P or P-1 (or the equivalent thereof) or better by Moody's and maturing within six months of the date of acquisition, (d) repurchase agreements with a bank or trust company (including any of the Lenders) or recognized securities dealer having capital and surplus in excess of $500,000,000 for direct obligations issued by or fully guaranteed by the United States of America in which the Borrower shall have a perfected first priority security interest (subject to no other Liens) and having, on the date of purchase thereof, a fair market value of at least 100% of the amount of the repurchase obligations, (e) Investments in tax-exempt municipal bonds rated A (or the equivalent thereof) or better by S&P or MIG2 (or the equivalent thereof) or better by Moody's and (f) Investments, classified in accordance with GAAP as current assets, in money market investment programs registered under the Investment Company Act of 1940, as amended, which are administered by reputable financial institutions having capital of at least $500,000,000 and the portfolios of which are limited to Investments of the character described in the foregoing subdivisions (a) through
(e).

         "Cash Interest Expenses" means all Interest Expense actually paid in cash by the Borrower and its Subsidiaries.

         "Cash Taxes" means the total amount of federal, state, foreign or other income or franchise taxes, paid in cash, of the Borrower and its Subsidiaries on a consolidated basis.

         "CHAMPUS" means the United States Department of Defense Civilian Health and Medical Program of the United States or any successor thereto including, without limitation, TRICARE.

         "Change of Control" means either of the following events:

                  (a) any "person" or "group" (within the meaning of Section 13(d) or 14(d) of the Exchange Act) has become, directly or indirectly, the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Exchange Act), by way of merger, consolidation or otherwise of 35% or more of the Voting Stock of the Borrower on a fully-diluted basis, after giving effect to the conversion and exercise of all outstanding warrants, options and other securities of the Borrower convertible into or exercisable for Voting Stock of the Borrower (whether or not such securities are then currently convertible or exercisable); or

                  (b) during any period of twelve calendar months, individuals who at the beginning of such period constituted the board of directors of the Borrower together with any new members of such board of directors whose elections by such board or board of directors or whose nomination for election by the stockholders of the Borrower was approved by a vote of a majority of the members of such board of directors then still in office who either were directors at the beginning of such period or whose election or nomination for election was previously so approved cease for any reason to constitute a majority of the directors of the Borrower then in office.

         "CLIA" means the Clinical Laboratory Improvement Act as set forth at 42 U.S.C. 263a and the regulations promulgated thereunder, as amended.

         "Closing Date" means the date hereof.

         "Co-Documentation Agents" means Wachovia Bank, National Association, Deutsche Bank Securities Inc. and The Bank of New York in their capacity as co-documentation agents hereunder.

         "Code" means the Internal Revenue Code of 1986 and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

         "Commitments" means the commitment of each Lender with respect to the Term Loan Committed Amount.

         "Convertible Notes" means those certain 1 -3/4% contingent convertible debentures due November 30, 2021 issued by the Borrower in an aggregate principal amount of $250,000,000.

         "Credit Documents" means this Credit Agreement, the Notes, any Joinder Agreement and any Notice of Borrowing.

         "Credit Exposure" has the meaning set forth in the definition of Required Lenders in this Section 1.1.

         "Credit Parties" means the Borrower and the Guarantors and "Credit Party" means any one of them.

         "Credit Party Obligations" means, without duplication, all of the obligations of the Credit Parties to the Lenders and the Administrative Agent, whenever arising, under this Credit Agreement, the Notes, or any of the other Credit Documents.

         "Debt Rating" means the long-term senior unsecured, non-credit enhanced debt rating of the Borrower from S&P and Moody's.

         "Default" means any event, act or condition which with notice or lapse of time, or both, would constitute an Event of Default.

         "Defaulting Lender" means, at any time, any Lender that, (a) has failed to make a Loan or purchase a Participation Interest required pursuant to the terms of this Credit Agreement (but only for so long as such Loan is not made or such Participation Interest is not purchased), (b) has failed to pay to the Administrative Agent or any Lender an amount owed by such Lender pursuant to the terms of this Credit Agreement (but only for so long as such amount has not been repaid) or (c) has been deemed insolvent or has become subject to a bankruptcy or insolvency proceeding or to a receiver, trustee or similar official.

         "Dividends" means any payment of dividends or any other distribution upon any shares of any class of Capital Stock of the Borrower.

         "Dollars" and "$" means dollars in lawful currency of the United States of America.

         "Domestic Subsidiary" means each direct and indirect Subsidiary of the Borrower that is domiciled or organized under the laws of any State of the United States or the District of Columbia.

         "EBITDA" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, (a) Net Income for such period (excluding the effect of any extraordinary or other non-recurring gains and losses (including any gain or loss from the sale of Property)) plus (b) an amount which, in the determination of Net Income for such period, has been deducted for
(i) Interest Expense for such period, (ii) total Federal, state, foreign or other income or franchise taxes for such period, (iii) all depreciation and amortization for such period, (iv) other items of expense during such period that do not involve a cash payment at any time (other than the provision for bad debt in connection with uncollectible accounts receivable), (v) cash charges during such period for which the Borrower and its Subsidiaries are reimbursed by a third party during such period and (vi) special or restructuring items during any such period included in Net Income that do not involve a cash payment during such period (collectively, "Non-Cash Items") minus (c) any actual cash payments during the applicable period related to Non-Cash Items expensed or reserved under clause (vi) above during an applicable period beginning after March 31, 2001 plus (d) Tender Costs during such period.

         "Eligible Assets" means (a) MedPlus and its Subsidiaries and (b) any assets or any business (or any substantial part thereof) used or useful in the same or a similar line of business as the Borrower and its Subsidiaries are engaged on the Closing Date or other healthcare-related businesses.

         "Eligible Assignee" means (a) a Lender; (b) an Affiliate of a Lender;
(c) an Approved Fund; and (d) any other Person approved by the Administrative Agent and the Borrower (such approval not to be unreasonably withheld or delayed); provided that (i) the Borrower's consent is not required during the existence and continuation of a Default or an Event of Default, (ii) approval by the Borrower shall be deemed given if no objection is received by the assigning Lender and the Administrative Agent from the Borrower within five Business Days after notice of such proposed assignment has been delivered to the Borrower;
(iii) neither the Borrower nor an Affiliate of the Borrower shall qualify as an Eligible Assignee; and (iv) no competitor of the Borrower shall qualify as an Eligible Assignee.

         "Environmental Laws" means any current or future legally enforceable requirement of any Governmental Authority pertaining to (a) the protection of the indoor or outdoor environment, (b) the conservation, management, or use of natural resources and wildlife, (c) the protection or use of surface water and groundwater or (d) the management, manufacture, possession, presence, use, generation, transportation, treatment, storage, disposal, release, threatened release, abatement, removal, remediation or handling of, or exposure to, any hazardous or toxic substance or material or (e) pollution (including any release to land surface water and groundwater) and includes, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended by the Superfund Amendments and Reauthorization Act of 1986, 42 USC 9601 et seq., Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and Hazardous and Solid Waste Amendments of 1984, 42 USC 6901 et seq., Federal Water Pollution Control Act, as amended by the Clean Water Act of 1977, 33 USC 1251 et seq., Clean Air Act of 1966, as amended, 42 USC 7401 et seq., Toxic Substances Control Act of 1976, 15 USC 2601 et seq., Hazardous Materials Transportation Act, 49 USC App. 1801 et seq., Occupational Safety and Health Act of 1970, as amended, 29 USC 651 et seq., Oil Pollution Act of 1990, 33 USC 2701 et seq., Emergency Planning and Community Right-to-Know Act of 1986, 42 USC 11001 et seq., National Environmental Policy Act of 1969, 42 USC 4321 et seq., Safe Drinking Water Act of 1974, as amended, 42 USC 300(f) et seq., any analogous implementing or successor law, and any amendment, rule, regulation, order, or directive issued thereunder.

         "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and any successor statute thereto, as interpreted by the rules and regulations thereunder, all as the same may be in effect from time to time. References to sections of ERISA shall be construed also to refer to any successor sections.

         "ERISA Affiliate" means an entity, whether or not incorporated, which is treated as a single employer with the Borrower or any Subsidiary of the Borrower under Sections 414(b) or (c) of the Code and solely for purposes of
Section 412 of the Code under Section 414(m) of the Code.

         "ERISA Event" means (a) with respect to any Single Employer or Multiple Employer Plan, the occurrence of a Reportable Event or the substantial cessation of operations (within the meaning of Section 4062(e) of ERISA); (b) the withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiple Employer Plan during a plan year in which it was a substantial employer (as such term is defined in Section 4001(a)(2) of ERISA), or the termination of a Multiple Employer Plan; (c) the distribution of a notice of intent to terminate or the actual termination of a Plan pursuant to Section 4041(a)(2) or 4041A of ERISA; (d) the institution of proceedings to terminate or the actual termination of any Plan by the PBGC under Section 4042 of ERISA; (e) any event or condition which might constitute grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan; (f) the complete or partial withdrawal of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization; (g) the conditions for imposition of a lien under Section 302(f) of ERISA exist with respect to any Plan; or (h) the adoption of an amendment to any Plan requiring the provision of security to such Plan pursuant to Section 307 of ERISA.

         "Eurodollar Loan" means a Loan bearing interest based at a rate determined by reference to the Eurodollar Rate.

         "Eurodollar Rate" means, for the Interest Period for each Eurodollar Loan comprising part of the same borrowing (including conversions, extensions and renewals), a per annum interest rate equal to the London Interbank Offered Rate.

         "Eurodollar Reserve Percentage" means, with respect to each Lender, the percentage (expressed as a decimal) applicable to such Lender which is in effect from time to time under Regulation D as the reserve requirement (including, without limitation, any basic, supplemental, emergency, special, or marginal reserves) applicable with respect to its Eurocurrency liabilities, as that term is defined in Regulation D (or against any other category of liabilities that includes deposits by reference to which the interest rate of Eurodollar Loans is determined). Eurodollar Loans made by a Lender shall be deemed to constitute Eurocurrency liabilities and as such shall be deemed subject to reserve requirements, if applicable, without benefits of credits for proration, exceptions or offsets that may be available from time to time to such Lender.

         "Event of Default" means any of the events or circumstances specified in Section 9.1.

         "Exchange Act" means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

         "Extension of Credit" means, as to any Lender, the making of a Loan by such Lender (or a participation therein by a Lender).

         "Federal Funds Rate" means for any day the rate per annum equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such day shall be such rate on such transactions on the next preceding Business Day and (b) if no such rate is so published on such next preceding Business Day, the Federal Funds Rate for such day shall be the average rate quoted to the Administrative Agent on such day on such transactions from three Federal Funds brokers of recognized standing selected by it.

         "Fee Letter" means that certain letter agreement dated as of March 27, 2002 among the Borrower, BAS, the Agents and Merrill Lynch Capital Corporation relating to the transactions contemplated by this Credit Agreement, as amended from time to time.

         "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Credit Parties for the twelve month period ending on such date, with respect to the Borrower and its Subsidiaries on a consolidated basis, the ratio of (a) the sum of (i) EBITDA for such period minus (ii) Capital Expenditures for such period minus (iii) Cash Taxes for such period to (b) the sum of (i) Cash Interest Expense for such period plus (ii) Scheduled

Funded Debt Payments, after giving effect to any reductions arising from voluntary prepayments previously made, for such period, plus (iii) cash Dividends for such period.

         "Foreign Subsidiary" means any Subsidiary of the Borrower that is not a Domestic Subsidiary.

         "Fund" means any Person (other than a natural person) that is (or will be) engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

         "Funded Debt" means, without duplication, the sum of (a) all Indebtedness of the Borrower and its Subsidiaries for borrowed money, (b) all purchase money Indebtedness of the Borrower and its Subsidiaries, (c) the principal portion of all obligations of the Borrower and its Subsidiaries under Capital Leases, (d) all drawn but unreimbursed amounts under all letters of credit (other than letters of credit supporting trade payables in the ordinary course of business) issued for the account of the Borrower or any of its Subsidiaries, (e) all Funded Debt of another Person secured by a Lien on any Property of the Borrower and its Subsidiaries whether or not such Funded Debt has been assumed by a Borrower or any of its Subsidiaries, (f) all Funded Debt of any partnership or unincorporated joint venture to the extent the Borrower or one of its Subsidiaries is legally obligated with respect thereto and (g) the amount of principal attributable under any outstanding Synthetic Lease. It is understood and agreed that Indebtedness incurred pursuant to Hedging Agreements is not Funded Debt.

         "Funding Date" means the date on which all of the conditions set forth in Section 5.2 have been fulfilled (or waived in the sole discretion of the Lenders) and on which the initial Loans have been made.

         "GAAP" means generally accepted accounting principles in the United States applied on a consistent basis and subject to Section 1.3.

         "Governmental Authority" means any Federal, state, local, provincial or foreign court or governmental agency, authority, instrumentality or regulatory body.

         "Guarantor" means each of the Material Domestic Subsidiaries of the Borrower, any other Subsidiary of the Borrower that guaranties the Senior Unsecured Notes or the 2001 Senior Credit Agreement and each Additional Credit Party, together with their successors and assigns.

         "Guaranty" means the guaranty of the Credit Party Obligations provided by the Guarantors pursuant to Section 4.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligations (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing any Indebtedness of any other Person in any manner, whether direct or indirect, and including without limitation any obligation, whether or not contingent, (a) to purchase any such Indebtedness or other obligation or any Property constituting security therefor, (b) to advance or provide funds or other support for the payment or purchase of such Indebtedness or obligation or to maintain working capital, solvency or other balance sheet condition of such other Person (including, without limitation, maintenance agreements, comfort letters, take or pay arrangements, put agreements or similar agreements or arrangements) for the benefit of the holder of Indebtedness of such other Person, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the owner of such Indebtedness or (d) to otherwise assure or hold harmless the owner of such Indebtedness or obligation against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall (subject to any limitations set forth therein) be deemed to be an amount equal to the outstanding principal amount (or maximum principal amount, if larger) of the Indebtedness in respect of which such Guaranty Obligation is made.

         "Hazardous Materials" means any substance, material or waste defined in or regulated under any Environmental Laws.

         "HCFA" means the United States Health Care Financing Administration and any successor thereto.

         "Hedging Agreements" means, collectively, interest rate protection agreements, foreign currency exchange agreements, commodity purchase or option agreements or other interest or exchange rate or commodity price hedging agreements, in each case, entered into or purchased by a Credit Party.

         "Indebtedness" of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, or upon which interest payments are customarily made, (c) all obligations of such Person under conditional sale or other title retention agreements relating to Property purchased by such Person to the extent of the value of such Property (other than customary reservations or retentions of title under agreements with suppliers entered into in the ordinary course of business), (d) all obligations, other than intercompany items, of such Person issued or assumed as the deferred purchase price of property or services purchased by such Person which would appear as liabilities on a balance sheet of such Person, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on, or payable out of the proceeds of production from, property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed, (f) all Guaranty Obligations of such Person, (g) the principal portion of all obligations of such Person under (i) Capital Leases and (ii) any Synthetic Lease, (h) all obligations of such Person to repurchase any securities which repurchase obligation is related to the issuance thereof, including, without limitation, obligations commonly known as residual equity appreciation potential shares, (i) all net obligations of such Person in respect of Hedging Agreements,
(j) the maximum amount of all performance and standby letters of credit issued or bankers' acceptances facilities created for the account of such Person and, without duplication, all drafts drawn thereunder (to the extent unreimbursed), and (k) the aggregate amount of uncollected accounts receivable of such Person subject at such time to a sale of receivables (or similar transaction) regardless of whether such transaction is effected without recourse to such Person or in a manner that would not be reflected on the balance sheet of such Person in accordance with GAAP. The Indebtedness of any Person shall include the Indebtedness of any partnership or unincorporated joint venture for which such Person is legally obligated.

         "Indemnified Liabilities" has the meaning set forth in Section 11.5.

         "Intellectual Property" has the meaning set forth in Section 6.20.

         "Interest Expense" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, all interest expense, including, without duplication, the interest component under Capital Leases, as determined in accordance with GAAP.

         "Interest Payment Date" means (a) as to Base Rate Loans, the last day of each calendar quarter and the Maturity Date and (b) as to Eurodollar Loans, the last day of each applicable Interest Period and the Maturity Date and in addition, where the applicable Interest Period for a Eurodollar Loan is greater than three months, then also the date three months from the beginning of the Interest Period and each three months thereafter. If an Interest Payment Date falls on a date which is not a Business Day, such Interest Payment Date shall be deemed to be the next succeeding Business Day, except that in the case of Eurodollar Loans where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day.

         "Interest Period" means, as to Eurodollar Loans, a period of two weeks' or one, two, three or six months' duration, as the Borrower may elect, commencing, in each case, on the date of the borrowing (including continuations and conversions thereof); provided, however, (i) if any Interest Period would end on a day which is not a Business Day, such Interest Period shall be extended to the next succeeding Business Day (except that where the next succeeding Business Day falls in the next succeeding calendar month, then on the next preceding Business Day), (ii) no Interest Period shall extend beyond the Maturity Date and (iii) where an Interest Period begins on a day for which there is no numerically corresponding day in the calendar month in which the Interest Period is to end, such Interest Period shall end on the last Business Day of such calendar month.

         "Investment" in any Person means (a) the acquisition (whether for cash, property, services, assumption of Indebtedness, securities or otherwise) of assets, shares of Capital Stock, bonds, notes, debentures, partnership, joint ventures or other ownership interests or other securities of such other Person or (b) any deposit with, or advance, loan or other extension of credit to, such Person (other than deposits or advances made in connection with the purchase of equipment or other assets or services in the ordinary course of business) or (c) any other capital contribution to or investment in such Person, including, without limitation, any Guaranty Obligation (including any support for a letter of credit issued on behalf of such Person) incurred for the benefit of such Person.

         "Joinder Agreement" means a Joinder Agreement substantially in the form of Exhibit 7.12.

         "Lender" means any of the Persons identified as a "Lender" on the signature pages hereto, and any Eligible Assignee which may become a Lender by way of assignment in accordance with the terms hereof, together with their successors and permitted assigns.

         "Lending Office" means, as to any Lender, the office or offices of such Lender described as such on Schedule 1.1(a), or such other office or offices as a Lender may from time notify to the Borrower and the Administrative Agent.

         "Leverage Ratio" means, as of the last day of each fiscal quarter, the ratio of (a)(i) Funded Debt on such date less (ii) if no Competitive Bid Loans, Revolving Loans or Swing Line Loans (as all such terms are defined in the 2001 Senior Credit Agreement) are outstanding on such date, the amount of Available Cash (as defined below) on such date to (b) EBITDA for the twelve month period ending on such date. For the purposes hereof, "Available Cash" means all cash and Cash Equivalents of the Borrower and its Subsidiaries located in the United States and reflected in its consolidated balance sheet in excess of $40,000,000.

         "Lien" means any mortgage, pledge, hypothecation, assignment, deposit arrangement, security interest, encumbrance, lien (statutory or otherwise), preference, priority or charge of any kind, including, without limitation, any agreement to give any of the foregoing, any conditional sale or other title retention agreement, and any lease in the nature thereof (other than operating leases).

         "Loan" or "Loans" means the Term Loans (or any portion thereof), individually or collectively, as appropriate.

         "London Interbank Offered Rate" means, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Telerate Page 3750, the applicable rate shall be the arithmetic mean of all such rates. If, for any reason, such rate is not available, the term "London Interbank Offered Rate" shall mean, with respect to any Eurodollar Loan for the Interest Period applicable thereto, the rate of interest per annum appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 A.M. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Material Adverse Effect" means a material adverse effect on (a) the business, operations or financial condition of the Borrower and its Subsidiaries taken as a whole, (b) the ability of a Credit Party to perform its obligations under this Credit Agreement or any of the other Credit Documents, or (c) the validity or enforceability of this Credit Agreement, any of the other Credit Documents, or the rights and remedies of the Lenders hereunder or thereunder taken as a whole.

         "Material Domestic Subsidiary" means any wholly-owned Domestic Subsidiary of the Borrower that, directly or indirectly, (a) owns assets in excess of $20,000,000 or (b) has annual revenues, as of the most recently ended fiscal year of the Borrower, in excess of two percent (2%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis; provided that Quest Receivables shall not be deemed to be a Material Domestic Subsidiary.

         "Maturity Date" means (i) September 30, 2002 if the Unilab Acquisition is not consummated on or prior to such date or (ii) June 21, 2007 if the Unilab Acquisition is consummated on or prior to September 30, 2002.

         "Medicaid" shall mean that entitlement program under Title XIX of the Social Security Act that provides federal grants to states for medical assistance based on specific eligibility criteria.

         "Medicaid Provider Agreement" means an agreement entered into between a state agency or other such entity administering the Medicaid program and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicaid patients in accordance with the terms of the agreement and Medicaid Regulations.

         "Medicaid Regulations" means, collectively, (a) all federal statutes (whether set forth in Title XIX of the Social Security Act or elsewhere) affecting the medical assistance program established by Title XIX of the Social Security Act and any statutes succeeding thereto; (b) all applicable provisions of all federal rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (a) above and all federal administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (a) above;
(c) all state statutes and plans for medical assistance enacted in connection with the statutes and provisions described in clauses (a) and (b) above; and (d) all applicable provisions of all rules, regulations, manuals and orders of all Governmental Authorities promulgated pursuant to or in connection with the statutes described in clause (c) above and all state administrative, reimbursement and other guidelines of all Governmental Authorities having the force of law promulgated pursuant to or in connection with the statutes described in clause (b) above, in each case as may be amended, supplemented or otherwise modified from time to time.

         "Medical Reimbursement Programs" shall mean Medicare, Medicaid, CHAMPUS and TRICARE programs and any other healthcare program operated by or financed in whole or in part by any foreign, domestic, federal, state or local government and any other non-government funded third party payor programs.

         "Medicare Provider Agreement" means an agreement entered into between HCFA or other such entity administering the Medicare program on behalf of the HCFA, and a health care provider or supplier under which the health care provider or supplier agrees to provide services for Medicare patients in accordance with the terms of the agreement and Medicare Regulations.

         "Medicare" shall mean that government-sponsored entitlement program under Title XVIII of the Social Security Act that provides for a health insurance system for eligible elderly and disabled individuals.

         "Medicare Regulations" shall mean, collectively, all Federal statutes (whether set forth in Title XVIII of the Social Security Act or elsewhere) affecting the health insurance program for the aged and disabled established by Title XVIII of the Social Security Act and any statutes succeeding thereto; together with all applicable provisions of all rules, regulations, manuals and orders and administrative, reimbursement and other guidelines having the force of law of all Governmental Authorities (including, without limitation, the United States Department of Health and Human Services ("HHS"), HCFA, the OIG, or any person succeeding to the functions of any of the foregoing) promulgated pursuant to or in connection with any of the foregoing having the force of law, as each may be amended, supplemented or otherwise modified from time to time.

         "MedPlus" means MedPlus, Inc., an Ohio corporation.

         "Moody's" means Moody's Investors Service, Inc., or any successor or assignee of the business of such company in the business of rating securities.

         "Multiemployer Plan" means a Plan which is a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA.

         "Multiple Employer Plan" means a Plan covered by Title IV of ERISA (other than a Multiemployer Plan) in which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate and at least one employer other than the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate are contributing sponsors.

         "Net Income" means, for any period, the net income after taxes for such period of the Borrower and its Subsidiaries on a consolidated basis, as determined in accordance with GAAP.

         "Non-Cash Items" has the meaning set forth in the definition of EBITDA in Section 1.1.

         "Non-Material Domestic Subsidiary" means any wholly-owned Domestic Subsidiary that is not a Guarantor other than Quest Receivables.

         "Note" or "Notes" means the Term Notes, individually or collectively, as appropriate.

         "Notice of Borrowing" means a request by the Borrower for a Loan, in the form of Exhibit 2.1(b).

         "Notice of Continuation/Conversion" means a request by the Borrower to continue an existing Eurodollar Loan to a new Interest Period or to convert a Eurodollar Loan to a Base Rate Loan or a Base Rate Loan to a Eurodollar Loan, in the form of Exhibit 2.2.

         "OIG" means the Office of Inspector General of the United States Department of Health and Human Services.

         "Participation Interest" means the Extension of Credit by a Lender by way of a purchase of a participation in any Loans as provided in Section 3.8.

         "PBGC" means the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA and any successor thereto.

         "Permitted Acquisition" means (a) the Unilab Acquisition and (b) any other Acquisition by the Borrower or any of its Subsidiaries; provided that (i) substantially all of the Property acquired (or the Property of the Person acquired) in such Acquisition constitutes Eligible Assets (or goodwill associated therewith), (ii) in the case of an Acquisition of the Capital Stock of another Person, the board of directors (or other comparable governing body) of such other Person or its parent shall have duly approved such Acquisition,
(iii) the Leverage Ratio (A) as of the most recently ended fiscal quarter for which an officer's certificate has been delivered pursuant to Section 7.1(c) is less than 2.75 to 1.0 and (B) on a Pro Forma Basis giving effect to such Acquisition is less than 2.75 to 1.0, (iv) if such Acquisition involves total consideration (cash and non-cash) in excess of $100,000,000, the Borrower shall deliver to the Administrative Agent, prior to the closing of such Acquisition, a certificate of an Authorized Officer of the Borrower providing calculations showing that the requirement in clause (b)(iii)(B) above is accurate, (v) on the date of such Acquisition no Event of Default exists, (vi) after giving effect to such Acquisition, no Default or Event of Default shall exist, (vii) if such Acquisition involves the formation of a new Subsidiary of the Borrower, such Subsidiary complies with Section 7.12 and (viii) such Acquisition is undertaken in accordance with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees and awards to which any party to such Acquisition may be subject.

         "Permitted Investments" means Investments which constitute the following: (a) cash or Cash Equivalents, (b) trade accounts receivable created, acquired or made in the ordinary course of business, (c) inventory, raw materials, general intangibles and other current assets acquired in the ordinary course of business, (d) Investments by the Borrower or one of its Subsidiaries in each other, (e) Permitted Acquisitions, (f) advances to management personnel and employees in the ordinary course of business, (g) Investments existing as of the Closing Date; provided that any such Investment in excess of $2,000,000 is set forth on Schedule 8.6, (h) Investments consisting of non-cash consideration received in the form of securities, notes or similar obligations in connection with any conveyance, sale, lease, assignment, transfer or other disposition of any Property by the Borrower or one of its Subsidiaries to any Person, and which are permitted hereunder, (i) increases in the value of Persons in the Strategic Investment Portfolio that did not result from any incremental investment by the Borrower or one of its Subsidiaries, (j) other Investments (in addition to those set forth above) not to exceed, in the aggregate, during any consecutive period during the term of this Credit Agreement that the Leverage Ratio is greater than or equal to 2.75 to 1.0, the sum of (i) $50,000,000 plus (ii) the amount of cash proceeds from sales of assets in the Strategic Investment Portfolio and (k) any other Investment as long as (i) the Leverage Ratio (A) as of the end of the most recent fiscal quarter for which an officer's certificate has been delivered pursuant to Section 7.1(c) is less than 2.75 to 1.0 and (B) on a Pro Forma Basis giving effect to such Investment is less than 2.75 to 1.0, (ii) if such Investment involves total consideration (cash and non-cash) in excess of $100,000,000, the Borrower shall deliver to the Administrative Agent, prior to the closing of such Investment, a certificate of an Authorized Officer of the Borrower providing calculations showing that the requirement in clause (k)(i)(B) above is accurate, (iii) on the date of such Investment, no Event of Default exists and (iv) after giving effect to such Investment no Default or Event of Default shall exist.

         "Permitted Liens" means (a) Liens securing Credit Party Obligations, if any, (b) Liens for taxes not yet due or Liens for taxes being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale, collection, levy or loss on account thereof), (c) Liens in respect of Property imposed by law arising in the ordinary course of business such as materialmen's, mechanics', warehousemen's, carrier's, landlords' and other nonconsensual statutory Liens which are not yet due and payable or which are being contested in good faith by appropriate proceedings for which adequate reserves determined in accordance with GAAP have been established (and as to which the Property subject to any such Lien is not yet subject to foreclosure, sale or loss on account thereof),
(d) Liens (other than Liens imposed under ERISA) consisting of pledges or deposits made in the ordinary course of business to secure payment of worker's compensation insurance, unemployment insurance, pensions or social security programs, (e) Liens arising from good faith deposits in connection with or to secure performance of tenders, bids, leases, government contracts, performance and return-of-money bonds and other similar obligations incurred in the ordinary course of business (other than obligations in respect of the payment of borrowed money), (f) Liens arising from good faith deposits in connection with or to secure performance of statutory obligations and surety and appeal bonds, (g) easements, rights-of-way, restrictions (including zoning restrictions), matters of plat, minor defects or irregularities in title and other similar charges or encumbrances not, in any material respect, impairing the use of the encumbered Property for its intended purposes, (h) judgment Liens that would not constitute an Event of Default, (i) Liens in connection with Indebtedness permitted by Sections 8.1(d), (j) Liens arising by virtue of any statutory or common law provision relating to banker's liens, rights of setoff or similar rights as to deposit accounts or other funds maintained with a creditor depository institution, (k) Liens existing on the Closing Date and identified on Schedule 8.2, (l) Liens upon Property acquired (or the Property of a Subsidiary that is acquired) after the Closing Date by the Borrower or its Subsidiaries, which Liens either (i) existed on such Property before the time of such acquisition and was not created in anticipation thereof or (ii) were created solely for the purpose of securing Indebtedness representing, or incurred to finance or refinance, the cost of such Property or improvements thereon; provided, however; that (A) no such Lien shall extend to or cover any Property of any Credit Party other than the Property so acquired and improvements thereon and proceeds thereof, (B) the principal amount of Indebtedness secured by any such Lien shall at no time exceed 100% of the fair market value of such Property at the time it was acquired or constructed and (C) the Indebtedness secured by any such Lien is permitted hereunder; provided that (x) no such Lien shall extend to any Property other than the Property subject thereto on the closing date of such acquisition and (y) the principal amount of the Indebtedness secured by such Liens shall not be increased, (m) Liens in connection with Permitted Receivables Financing, (n) Liens with respect to lease filings for notice purposes only, (o) Liens on purchase money Indebtedness incurred by the Borrower in an amount not to exceed, in the aggregate, $50,000,000 less Indebtedness incurred by Subsidiaries of the Borrower pursuant to Section 8.1(d), (p) Liens on Property of non-wholly owned Subsidiaries of the Borrowers incurred to finance working capital and (q) renewals and extensions of the foregoing so long as such Lien (i) does not cover any additional Property, (ii) does not secure additional Indebtedness and (iii) is not otherwise prohibited by this Credit Agreement.

         "Permitted Receivables Financing" means any transaction entered into pursuant to documentation reasonably acceptable to the Administrative Agent in which (a) one or more Credit Parties sells, conveys or otherwise transfers to Quest Receivables and (b) Quest Receivables sells, conveys or otherwise transfers to any other Person or grants a security interest to any Person in, any Receivables (whether now existing or hereafter acquired) of a Credit Party, and any assets related thereto including all collateral securing such Receivables, all contracts and all Guaranty Obligations or other obligations in respect of such Receivables, all proceeds of such Receivables and all other assets that are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving Receivables.

         "Person" means any individual, partnership, joint venture, firm, corporation, limited liability company, association, trust or other enterprise (whether or not incorporated), or any Governmental Authority.

         "Plan" means any employee benefit plan (as defined in Section 3(3) of ERISA) which is covered by ERISA and with respect to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is (or, if such plan were terminated at such time, would under Section 4069 of ERISA be deemed to be) an "employer" within the meaning of Section 3(5) of ERISA.

         "Prime Rate" means the per annum rate of interest established from time to time by the Administrative Agent at its principal office in Charlotte, North Carolina (or such other principal office of the Administrative Agent as communicated in writing to the Borrower and the Lenders) as its Prime Rate. Any change in the interest rate resulting from a change in the Prime Rate shall become effective as of 12:01 a.m. of the Business Day on which each change in the Prime Rate is announced by the Administrative Agent. The Prime Rate is a reference rate used by the Administrative Agent in determining interest rates on certain loans and is not intended to be the lowest rate of interest charged on any extension of credit to any debtor.

         "Principal Property" means any real property and any related buildings, fixtures or other improvements located in the United States owned by the Borrower or its Subsidiaries (a) on or in which one of its 30 largest domestic clinical laboratories conducts operations, as determined by net revenues for the four most recent fiscal quarters for which financial statements have been filed with the Securities and Exchange Commission, or (b) the net book value of which at the time of the determination exceeds 1% of Total Assets.

         "Prior Senior Subordinated Notes" means those certain 10-3/4% senior subordinated notes due 2006 that were issued by the Borrower and were tendered for in connection with the closing of the 2001 Senior Credit Agreement.

         "Pro Forma Basis" means, in connection with any Permitted Acquisition, Permitted Investment or Stock Repurchase, that such Acquisition, Investment, or Stock Repurchase occurred as of the end of the last fiscal quarter for which the Borrower has delivered an officer's certificate pursuant to Section 7.1(c).

         "Property" means any right, title or interest in or to any property or asset of any kind whatsoever, whether real, personal or mixed and whether tangible or intangible.

         "Quest Receivables" means Quest Diagnostics Receivables Incorporated, a Delaware corporation, a wholly-owned, bankruptcy-remote, special purpose Subsidiary of the Borrower.

         "Real Properties" has the meaning given thereto in Section 6.19.

         "Receivable" means the indebtedness and payment obligations of any Person to any Credit Party or acquired by any Credit Party (including obligations constituting an account or general intangible or evidenced by a note, instrument, contract, security agreement, chattel paper or other evidence of indebtedness or security) arising from a sale of merchandise or the provision of services in the ordinary course of business by such Credit Party or the Person from which such indebtedness and payment obligation were acquired by any Credit Party, including (a) any right to payment for goods sold or for services rendered and (b) the right to payment of any interest, sales taxes, finance charges, returned check or late charges and other obligations of such Person with respect thereto.

         "Regulation A, D, T, U or X" means Regulation A, D, T, U or X, respectively, of the Board of Governors of the Federal Reserve System as from time to time in effect and any successor to all or a portion thereof.

         "Required Lenders" means Lenders whose aggregate Credit Exposure (as hereinafter defined) constitutes more than 50% of the Credit Exposure of all Lenders at such time; provided, however, that if any Lender shall be a Defaulting Lender at such time then the aggregate principal amount of Credit Exposure of such Lender at such time shall be excluded from the determination of Required Lenders. For purposes hereof, the term "Credit Exposure" as applied to each Lender shall mean (a) at any time prior to the termination of the Commitments, the Term Loan Commitment Percentage of such Lender multiplied by the Term Loan Committed Amount and (b) at any time after the termination of the Commitments, the principal balance of the outstanding Loans of such Lender.

         "Requirement of Law" means, as to any Person, the articles or certificate of incorporation and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation or final, non-appealable determination of an arbitrator or a court or other Governmental Authority, in each case applicable to or binding upon such Person or to which any of its material Property is subject.

         "Reportable Event" means any of the events set forth in Section 4043(c) of ERISA, other than those events as to which the notice requirement has been waived by regulation or by the PBGC.

         "Sale and Leaseback Transaction" means any arrangement with any Person providing for the leasing by the Borrower or one of its Subsidiaries of any Principal Property that has been or is to be sold or transferred by the Borrower or any Guarantor to such Person, as the case may be.

         "S&P" means Standard & Poor's Ratings Services, a division of The McGraw-Hill Companies, Inc. or any successor or assignee of the business of such division in the business of rating securities.

         "SBCL Acquisition Agreement" means the Stock and Asset Purchase Agreement, dated as of February 9, 1999, among the Borrower, SmithKline Beecham plc and SmithKline Beecham Corporation, as amended.

         "Scheduled Funded Debt Payments" means, for any period, with respect to the Borrower and its Subsidiaries on a consolidated basis, the sum of all scheduled payments of principal on Funded Debt (including the implied principal component of payments due on Capital Leases and Synthetic Leases). It is understood and agreed that any amortization payments made in connection with a Permitted Receivables Financing are not Scheduled Funded Debt Payments; provided, however, should such Indebtedness pursuant to a Permitted Receivables Financing be required to be repaid due to the termination (whether at its stated maturity or otherwise) of such Permitted Receivables Financing and should no replacement facility be in effect on such termination date, the repayment of such Indebtedness shall constitute a Scheduled Funded Debt Payment.

         "Securities Act" means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder, as amended, modified, succeeded or replaced from time to time.

         "Senior Unsecured Notes" means those certain senior unsecured notes issued by the Borrower on June 27, 2001.

         "Single Employer Plan" means any Plan which is covered by Title IV of ERISA, but which is not a Multiemployer Plan or a Multiple Employer Plan.

         "Social Security Act" means the Social Security Act as set forth in Title 42 of the United States Code, as amended, and any successor statute thereto, as interpreted by the rules and regulations issued thereunder, in each case as in effect from time to time. References to sections of the Social Security Act shall be construed also to refer to any successor sections.

         "Solvent" means, with respect to any Person as of a particular date, that on such date (a) such Person is able to pay its debts and other liabilities, contingent obligations and other commitments as they mature in the normal course of business, (b) such Person does not intend to, and does not believe that it will, incur debts or liabilities beyond such Person's ability to pay as such debts and liabilities mature in their ordinary course, (c) such Person is not engaged in a business or a transaction, and is not about to engage in a business or a transaction, for which such Person's assets would constitute unreasonably small capital after giving due consideration to the prevailing practice in the industry in which such Person is engaged or is to engage, (d) the fair value of the assets of such Person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such Person and (e) the present fair saleable value of the assets of such Person is not less than the amount that will be required to pay the probable liability of such Person on its debts as they become absolute and matured. In computing the amount of contingent liabilities at any time, it is intended that such liabilities will be computed at the amount which, in light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability reduced by the amount of any contribution or indemnity that can reasonably be expected to be received.

         "Stock Repurchase" has the meaning set forth in Section 8.9.

         "Strategic Investment Portfolio" means all Investments in Persons in which the Borrower and its Subsidiaries own less than 50% of the Voting Stock of such Person.

         "Subsidiary" means, as to any Person, (a) any corporation more than 50% of whose stock of any class or classes having by the terms thereof ordinary voting power to elect a majority of the directors of such corporation (irrespective of whether or not at the time, any class or classes of such corporation shall have or might have voting power by reason of the happening of any contingency) is at the time owned by such Person directly or indirectly through Subsidiaries, and (b) any partnership, association, joint venture or other entity in which such person directly or indirectly through Subsidiaries has more than a 50% equity interest at any time.

         "Synthetic Lease" means any synthetic lease, tax retention operating lease, off-balance sheet loan or similar off-balance sheet financing product where such transaction is considered borrowed money indebtedness for tax purposes but is classified as an operating lease in accordance with GAAP.

         "Tender Costs" means the costs incurred by the Borrower in connection with the tender for the Prior Senior Subordinated Notes and the termination of the interest rate swap contracts existing prior to June 27, 2001 in an aggregate amount not to exceed $20,000,000.

         "Term Loan Commitment Percentage" means, for each Lender, the percentage identified as its Term Loan Commitment Percentage on Schedule 1.1(a), as such percentage may be modified in connection with any assignment made in accordance with the provisions of Section 11.3.

         "Term Loan Committed Amount" means FOUR HUNDRED FIFTY MILLION DOLLARS ($450,000,000).

         "Term Loans" means the Term Loans made to the Borrower pursuant to
Section 2.1.

         "Term Notes" means the promissory notes of the Borrower in favor of each of the Lenders evidencing the Term Loans provided pursuant to Section 2.1, individually or collectively, as appropriate, as such promissory notes may be amended, modified, supplemented, extended, renewed or replaced from time to time and as evidenced in the form of Exhibit 2.1(f).

         "Total Assets" means all items that in accordance with GAAP would be classified as assets of the Borrower and its Subsidiaries on a consolidated basis.

         "TRICARE" means the United States Department of Defense health care program for service families including, but not limited to, TRICARE Prime, TRICARE Extra and TRICARE Standard, and any successor to or predecessor thereof (including, without limitation, CHAMPUS).

         "2001 Senior Credit Agreement" means that certain Credit Agreement, dated as of June 27, 2001, among the Borrower, as borrower, the guarantors party thereto, the lenders signatories thereto, and Bank of America, as administrative agent, as amended or modified from time to time.

         "Unilab" means Unilab Corporation, a Delaware corporation, together with its successors and assigns.

         "Unilab Acquisition" means the acquisition of a majority of the outstanding shares (on a fully diluted basis) of common stock of Unilab pursuant to the exchange offer contemplated by the Agreement and Plan of Merger dated as of April 2, 2002 among the Borrower, Quest Diagnostics Newco Incorporated and Unilab, and the merger of Unilab and Quest Diagnostics Newco Incorporated as contemplated thereby.

         "Voting Stock" means all classes of the Capital Stock of such Person then outstanding and normally entitled to vote in the election of directors (or similar governing authority).

         1.2 COMPUTATION OF TIME PERIODS AND OTHER DEFINITIONAL PROVISIONS.

         For purposes of computation of periods of time hereunder, the word "from" means "from and including" and the words "to" and "until" each mean "to but excluding." References in this Credit Agreement to "Articles", "Sections", "Schedules" or "Exhibits" shall be to Articles, Sections, Schedules or Exhibits of or to this Credit Agreement unless otherwise specifically provided.

         1.3 ACCOUNTING TERMS/CALCULATION OF FINANCIAL COVENANTS.

                  (a) Except as otherwise expressly provided herein, all accounting terms used herein shall be interpreted, and all financial statements and certificates and reports as to financial matters required to be delivered to the Lenders hereunder shall be prepared, in accordance with GAAP applied on a consistent basis. All calculations made for the purposes of determining compliance with this Credit Agreement shall (except as otherwise expressly provided herein) be made by application of GAAP applied on a basis consistent with the most recent annual or quarterly financial statements delivered pursuant to
         Section 7.1 (or, prior to the delivery of the first financial statements pursuant to Section 7.1, consistent with the financial statements delivered to the Lenders prior to the Funding Date); provided, however, if (i) the Borrower shall object to determining such compliance on such basis at the time of delivery of such financial statements due to any change in GAAP or the rules promulgated with respect thereto or (ii) the Administrative Agent or the Required Lenders shall so object in writing within 30 days after delivery of such financial statements, then such calculations shall be made on a basis consistent with GAAP as in effect as of the date of the most recent financial statements delivered by the Borrower to the Lenders to which no such objection shall have been made.

                  (b) Notwithstanding anything herein to the contrary, for the purposes of calculating the financial covenants set forth in Section 7.2, (i) income statement items (positive or negative) attributable to any Person or Property acquired in a Permitted Acquisition and Indebtedness incurred in connection with such Permitted Acquisition shall, without duplication, be treated as if such Person or Property was acquired or such Indebtedness incurred as of the first day of the twelve month period ending as of the most recently completely fiscal quarter of the Borrower and (ii) income statement items (positive or negative) attributable to Property disposed of in any asset sale permitted by Section 8.5(g) and Indebtedness retired in connection with such sale shall, without duplication, be treated as if such sale occurred as of the first day of the twelve month period ending as of the most recently completed fiscal quarter of the Borrower.

         1.4 TIME.

         All references to time herein shall be references to Eastern Standard Time or Eastern Daylight time, as the case may be, unless specified otherwise.


                                    SECTION 2

                                 CREDIT FACILITY

         2.1 TERM LOANS.

                  (a) Term Loan. Subject to the terms and conditions set forth herein, each Lender severally agrees to make term loans (collectively, the "Term Loans" or "Loans") to the Borrower, in Dollars, in an amount equal to such Lender's Term Loan Commitment Percentage of the Term Loan Committed Amount; provided that the aggregate amount of such Term Loans made shall not exceed the Term Loan Committed Amount. Once repaid or prepaid, Term Loans cannot be reborrowed.

                  (b) Method of Borrowing Term Loans. By no later than 11:00 a.m. (i) on the date of the requested borrowing if the Term Loans requested will be Base Rate Loans or (ii) three Business Days prior to the date of the requested borrowing if the Term Loans requested will be Eurodollar Loans, the Borrower shall provide telephonic notice to the Administrative Agent followed promptly by a written Notice of Borrowing in the form of Exhibit 2.1(b) (which may be submitted by telecopy), each of such telephonic notice and such written Notice of Borrowing setting forth (A) the amount requested, (B) whether such Term Loans shall be Base Rate Loans or Eurodollar Loans, (C) with respect to Term Loans that will be Eurodollar Loans, the Interest Period applicable thereto and (D) certification that the Borrower has complied in all respects with Section 5.3. Notwithstanding anything to the contrary herein, (x) the Borrower may not request more than two (2) borrowings under this Section 2.1 and (y) the Borrower may not request any borrowing subsequent to the date that is thirty (30) days after the Funding Date.

                  (c) Funding of Loans. Upon receipt of a Notice of Borrowing, the Administrative Agent shall promptly inform the Lenders as to the terms thereof. Each Lender shall make its Term Loan Commitment Percentage of the requested Term Loans available to the Administrative Agent by 1:00 p.m. on the date specified in the Notice of Borrowing by deposit, in Dollars, of immediately available funds at the Agency Services Address. The amount of the requested Term Loans will then be made available to the Borrower by the Administrative Agent as directed by the Borrower, to the extent the amount of such Term Loans are made available to the Administrative Agent.

                  No Lender shall be responsible for the failure or delay by any other Lender in its obligation to make Term Loans hereunder; provided, however, that the failure of any Lender to fulfill its obligations hereunder shall not relieve any other Lender of its obligations hereunder. Unless the Administrative Agent shall have been notified by any Lender prior to the date of any such Term Loan that such Lender does not intend to make available to the Administrative Agent its portion of the Term Loans to be made on such date, the Administrative Agent may assume that such Lender has made such amount available to the Administrative Agent on the date of such Term Loans, and the Administrative Agent in reliance upon such assumption, may (in its sole discretion but without any obligation to do so) make available to the Borrower a corresponding amount. If such corresponding amount is not in fact made available to the Administrative Agent, the Administrative Agent shall be able to recover such corresponding amount from such Lender. If such Lender does not pay such corresponding amount upon the Administrative Agent's demand therefor, the Administrative Agent will promptly notify the Borrower, and the Borrower shall immediately pay such corresponding amount to the Administrative Agent. The Administrative Agent shall also be entitled to recover from such Lender or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Administrative Agent to the Borrower to the date such corresponding amount is recovered by the Administrative Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Term Loan pursuant to the Notice of Borrowing or (ii) from such Lender, at a rate per annum equal to, during the period to but excluding the date two Business Days after demand therefor, the Federal Funds Rate, and, thereafter, the Base Rate plus two percent (2%) per annum.

                  (d) Reductions of Term Loan Committed Amount. The Borrower shall have the right to permanently reduce, without premium or penalty, all or part of the aggregate unused amount of the Term Loan Committed Amount at any time or from time to time; provided that (i) each partial reduction shall be in an aggregate amount at least equal to $10,000,000 and in integral multiples of $1,000,000 above such amount and shall be subject to Section 3.7, (ii) no reduction shall be made which would reduce the Term Loan Committed Amount to an amount less than the aggregate amount of outstanding Term Loans and (iii) each request for a reduction shall be made by the Borrower to the Administrative Agent in writing by no later than 11:00 a.m. on the date of the requested reduction. Any reduction in the Term Loan Committed Amount pursuant to this Section 2.1(d) shall be permanent and may not be reinstated. The Administrative Agent shall immediately notify the Lenders of any reduction in the Term Loan Committed Amount pursuant to this Section 2.1(d).

                  (e) Amortization. Subject to Section 3.5, the principal amount of the Term Loans shall be repaid in quarterly payments on the dates set forth below:

             Principal Amortization                  Term Loan Principal
                 Payment Dates                      Amortization Payments
                    12/31/02                             $16,875,000
                    3/31/03                              $16,875,000
                    6/30/03                              $16,875,000
                    9/30/03                              $16,875,000
                    12/31/03                             $22,500,000
                    3/31/04                              $22,500,000
                    6/30/04                              $22,500,000
                    9/30/04                              $22,500,000
                    12/31/04                             $22,500,000
                    3/31/05                              $22,500,000
                    6/30/05                              $22,500,000
                    9/30/05                              $22,500,000
                    12/31/05                             $22,500,000
                    3/31/06                              $22,500,000
                    6/30/06                              $22,500,000
                    9/30/06                              $22,500,000
                    12/31/06                             $28,125,000
                    3/31/07                              $28,125,000
                 Maturity Date                           $56,250,000


                  (f) Term Notes. The portion of the Term Loans made by each Lender shall be evidenced by a duly executed promissory note of the Borrower to each Lender that requests a Term Note in substantially the form of Exhibit 2.1(f).

         2.2 CONTINUATIONS AND CONVERSIONS.

         Subject to the terms below, the Borrower shall have the option, on any Business Day, to continue existing Eurodollar Loans for a subsequent Interest Period, to convert Base Rate Loans into Eurodollar Loans or to convert Eurodollar Loans into Base Rate Loans. By no later than 11:00 a.m. (a) on the date of the requested conversion of a Eurodollar Loan to a Base Rate Loan or (b) three Business Days prior to the date of the requested continuation of a Eurodollar Loan or conversion of a Base Rate Loan to a Eurodollar Loan, the Borrower shall provide telephonic notice to the Administrative Agent, followed promptly by a written Notice of Continuation/Conversion, in the form of Exhibit
2.2 setting forth (i) whether the Borrower wishes to continue or convert such Loans and (ii) if the request is to continue a Eurodollar Loan or convert a Base Rate Loan to a Eurodollar Loan, the Interest Period applicable thereto. Notwithstanding anything herein to the contrary, (A) except as provided in
Section 3.11, Eurodollar Loans may only be continued or converted into Base Rate Loans on the last day of the Interest Period applicable thereto, (B) Eurodollar Loans may not be continued nor may Base Rate Loans be converted into Eurodollar Loans during the existence and continuation of a Default or an Event of Default,
(C) any request to continue a Eurodollar Loan that fails to comply with the terms hereof or any failure to request a continuation of a Eurodollar Loan at the end of an Interest Period shall constitute a conversion to a Base Rate Loan on the last day of the applicable Interest Period and (D) any failure to state the Interest Period with respect to the continuation of a Eurodollar Loan or the conversion of a Base Rate Loan to a Eurodollar Loan shall constitute a request for a one month Interest Period.

         2.3 MINIMUM AMOUNTS.

         Each request for a borrowing, conversion or continuation shall be subject to the requirements that (a) each Eurodollar Loan shall be in a minimum amount of $10,000,000 and in integral multiples of $1,000,000 in excess thereof,
(b) each Base Rate Loan shall be in a minimum amount of the lesser of $5,000,000 (and in integral multiples of $1,000,000 in excess thereof) or the remaining amount available under the Term Loan Committed Amount and (c) no more than ten Eurodollar Loans shall be outstanding hereunder at any one time. For the purposes of this Section 2.3, all Eurodollar Loans with the same Interest Periods that begin and end on the same date shall be considered as one Eurodollar Loan, but Eurodollar Loans with different Interest Periods, even if they begin on the same date, shall be considered as separate Eurodollar Loans.

                                    SECTION 3

                     GENERAL PROVISIONS APPLICABLE TO LOANS

         3.1 INTEREST.

                  (a) Interest Rate. Subject to Section 3.1(b), (i) all Base Rate Loans shall accrue interest at the Base Rate and (ii) all Eurodollar Loans shall accrue interest at the Adjusted Eurodollar Rate.

                  (b) Default Rate of Interest. Upon the occurrence, and during the continuation, of an Event of Default pursuant to Section 9.1(a), the principal of and, to the extent permitted by law, interest on the Loans and any other amounts owing hereunder or under the other Credit Documents (including without limitation fees and expenses) shall bear interest, payable on demand, at a per annum rate equal to 2% plus the rate which would otherwise be applicable (or if no rate is applicable, then the Base Rate plus two percent (2%) per annum).

                  (c) Interest Payments. Interest on Loans shall be due and payable in arrears on each Interest Payment Date.

         3.2 PLACE AND MANNER OF PAYMENTS.

         All payments of principal, interest, fees, expenses and other amounts to be made by a Credit Party under this Credit Agreement shall be made unconditionally and without any setoff, deduction, counterclaim, defense, recoupment or withholding of any kind and received not later than 2:00 p.m. on the date when due, in Dollars and in immediately available funds, by the Administrative Agent at the Agency Services Address. Payments received after such time shall be deemed to have been received on the next Business Day. The Borrower shall, at the time it makes any payment under this Credit Agreement, specify to the Administrative Agent the Loans, fees or other amounts payable by the Borrower hereunder to which such payment is to be applied (and in the event that it fails to specify, or if such application would be inconsistent with the terms hereof, the Administrative Agent shall, subject to Section 3.7, distribute such payment to the Lenders in such manner as the Administrative Agent may reasonably deem appropriate). The Administrative Agent will distribute such payments to the Lenders on the same Business Day if any such payment is received at or before 2:00 p.m.; otherwise the Administrative Agent will distribute such payment to the Lenders on the next succeeding Business Day. Whenever any payment hereunder shall be stated to be due on a day which is not a Business Day, the due date thereof shall be extended to the next succeeding Business Day (subject to accrual of interest and fees for the period of such extension), except that, in the case of Eurodollar Loans (or interest payable with respect thereto), if the extension would cause the payment to be made in the next following calendar month, then such payment shall instead be made on the next preceding Business Day.

         3.3 PREPAYMENTS; REVISION OF AMORTIZATION SCHEDULE.

                  (a) Voluntary Prepayments. The Borrower shall have the right to prepay Loans in whole or in part from time to time without premium or penalty; provided, however, that (i) Eurodollar Loans may only be prepaid on three Business Days' prior written notice to the Administrative Agent and (ii) each such partial prepayment of Eurodollar Loans or Base Rate Loans shall be in the minimum principal amount of $5,000,000 and integral multiples of $1,000,000. Amounts prepaid pursuant to this Section 3.3(a) shall be applied (A) first to the next scheduled amortization payment set forth in Section 2.1(e) and
         (B) second to the remaining scheduled amortization payments set forth in Section 2.1(e) on a pro rata basis. Within the foregoing parameters, amounts prepaid pursuant to this Section 3.3(a) shall be applied first to Base Rate Loans and then to Eurodollar Loans in direct order of Interest Period maturities. All prepayments under this Section 3.3(a) shall be subject to Section 3.14.

                  (b) Revision of Amortization Schedule. If the Borrower reduces the Term Loan Committed Amount pursuant to Section 2.1(d) or makes a prepayment in accordance with this Section 3.3, the Administrative Agent shall recalculate the outstanding principal amount of the Term Loans following such prepayment (as applicable), reschedule the remaining amortization payments giving effect to such reduction or prepayment, and promptly distribute to the Borrower and to each of the Lenders a revised version of the schedule which appears in Section 2.1(e). Any reduction of the amortization payments set forth in Section 2.1(e) as a result of a reduction of the Term Loan Committed Amount pursuant to Section 2.1(d) shall be made on a pro rata basis with respect to the remaining scheduled amortization payments.

         3.4 FEES.

         The Borrower agrees to pay to the Administrative Agent, for its own account, an annual fee as agreed to between the Borrower and the Administrative Agent (the "Administrative Fees"). Each of the Lenders agrees that any upfront fee paid to such Lender by the Borrower or Bank of America with respect to its Commitment shall be based on the amount of such Lender's Commitment


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
immediately prior to the initial funding of Term Loans and after giving effect to any reduction of the Term Loan Committed Amount pursuant to Section 2.1(d) on the date of such initial funding.

         3.5 PAYMENT IN FULL AT MATURITY OR OTHERWISE.

         The entire outstanding principal balance of all Loans, together with accrued but unpaid interest and all other sums owing with respect thereto, shall be due and payable in full, unless accelerated sooner pursuant to Section 9 on the earlier of (a) the Maturity Date or (b) the date that is 30 days after the Funding Date if the Unilab Acquisition has not been consummated prior to such date.

         3.6 COMPUTATIONS OF INTEREST AND FEES.

                  (a) Except for Base Rate Loans that are based upon the Prime Rate, in which case interest shall be computed on the basis of the actual number of days elapsed over a year of 365 or 366 days, as the case may be, all computations of interest and fees hereunder shall be made on the basis of the actual number of days elapsed over a year of 360 days. Interest shall accrue from and include the date of borrowing (or continuation or conversion) but exclude the date of payment.

                  (b) It is the intent of the Lenders and the Credit Parties to conform to and contract in strict compliance with applicable usury law from time to time in effect. All agreements between the Lenders and the Credit Parties are hereby limited by the provisions of this paragraph which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged, or received under this Credit Agreement, under the Notes or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of any of the Credit Documents or any other document, interest would otherwise be payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this paragraph and such documents shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is characterized as interest on the Loans under applicable law and which would, apart from this provision, be in excess of the maximum nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans and not to the payment of interest, or refunded to the Borrower or the other payor thereof if and to the extent such amount which would have been excessive exceeds such unpaid principal amount of the Loans. The right to demand payment of the Loans or any other Indebtedness evidenced by any of the Credit Documents does not include the right to accelerate the payment of any interest which has not otherwise accrued on the date of such demand, and the Lenders do not intend to charge or receive any unearned interest in the event of such demand. All interest paid or agreed to be paid to the Lenders with respect to the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated, and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of such Indebtedness does not exceed the maximum nonusurious amount permitted by applicable law.

         3.7 PRO RATA TREATMENT.

         Except to the extent otherwise provided herein, each Term Loan borrowing, each payment or prepayment of principal of any Term Loan, each reduction of the Term Loan Committed Amount, each payment of fees (other than the Administrative Fees retained by the Administrative Agent for its own account), and each conversion or continuation of any Term Loan shall (except as otherwise provided in Section 3.11) be allocated pro rata among the Lenders in accordance with the Term Loan Commitment Percentages of the Lenders (or, if the Commitments of the Lenders have expired or been terminated, in accordance with the respective principal amounts of the outstanding Term Loans and Participation Interests of the Lenders); provided that, if any Lender shall have failed to fund its applicable pro rata share of any Term Loan, then any amount to which such Lender would otherwise be entitled pursuant to this Section 3.7 shall instead be payable to the Administrative Agent until the share of such Loan not funded by such Lender has been repaid; provided further, that in the event any amount paid to any Lender pursuant to this Section 3.7 is rescinded or must otherwise be returned by the Administrative Agent, each Lender shall, upon the request of the Administrative Agent, repay to the Administrative Agent the amount so paid to such Lender, with interest for the period commencing on the date such payment is returned by the Administrative Agent until the date the Administrative Agent receives such repayment at a rate per annum equal to, during the period to but excluding the date two Business Days after such request, the Federal Funds Rate, and thereafter, the Base Rate plus two percent (2%) per annum.

         3.8 SHARING OF PAYMENTS.

         The Lenders agree among themselves that, except to the extent otherwise provided herein, in the event that any Lender shall obtain payment in respect of any Loan, or any other obligation owing to such Lender under this Credit Agreement through the exercise of a right of setoff, banker's lien or counterclaim, or pursuant to a secured claim under Section 506 of the Bankruptcy Code or other security or interest arising from, or in lieu of, such secured claim, received by such Lender under any applicable bankruptcy, insolvency or other similar law or otherwise, or by any other means, in excess of its pro rata share of such payment as provided for in this Credit Agreement, such Lender shall promptly pay in cash or purchase from the other Lenders a participation in such Loans, and other obligations in such amounts, and make such other adjustments from time to time, as shall be equitable to the end that all Lenders share such payment in accordance with their respective ratable shares as provided for in this Credit Agreement. The Lenders further agree among themselves that if payment to a Lender obtained by such Lender through the exercise of a right of setoff, banker's lien, counterclaim or other event as aforesaid shall be rescinded or must otherwise be restored, each Lender which shall have shared the benefit of such payment shall, by payment in cash or a repurchase of a participation theretofore sold, return its share of that benefit (together with its share of any accrued interest payable with respect thereto) to each Lender whose payment shall have been rescinded or otherwise restored. The Borrower agrees that any Lender so purchasing such a participation may, to the fullest extent permitted by law, exercise all rights of payment, including setoff, banker's lien or counterclaim, with respect to such participation as fully as if such Lender were a holder of such Loan, or other obligation in the amount of such participation. Except as otherwise expressly provided in this Credit Agreement, if any Lender or the Administrative Agent shall fail to remit to any other Lender an amount payable by such Lender or the Administrative Agent to such other Lender pursuant to this Credit Agreement on the date when such amount is due, such payments shall be made together with interest thereon for each date from the date such amount is due until the date such amount is paid to the Administrative Agent or such other Lender at a rate per annum equal to the Federal Funds Rate. If under any applicable bankruptcy, insolvency or other similar law, any Lender receives a secured claim in lieu of a setoff to which this Section 3.8 applies, such Lender shall, to the extent practicable, exercise its rights in respect of such secured claim in a manner consistent with the rights of the Lenders under this Section 3.8 to share in the benefits of any recovery on such secured claim.

         3.9 CAPITAL ADEQUACY/REGULATION D.

                  (a) If, after the date thereof, any Lender determines that the introduction after the Closing Date of any law, rule or regulation or other Requirement of Law regarding capital adequacy or any change therein or in the interpretation thereof, or compliance by such Lender (or its Lending Office) therewith, has or would have the effect of reducing the rate of return on the capital or assets of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder (taking into consideration its policies with respect to capital adequacy and such Lender's desired return on capital), then from time to time upon demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

                  (b) The Borrower shall pay to each Lender, as long as such Lender shall be required under regulations of the Board of Governors of the Federal Reserve System of the United States of America to maintain reserves with respect to liabilities or assets consisting of or including Eurocurrency funds or deposits (currently known as "Eurocurrency liabilities"), additional interest on the unpaid principal amount of each Eurodollar Loan equal to (i) (A) the applicable Eurodollar Rate divided by (B) one minus the Eurodollar Reserve Percentage minus (ii) the applicable Eurodollar Rate. Such additional interest shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least five days' prior notice (with a copy to the Administrative Agent) of such additional interest from such Lender. If a Lender fails to give notice five days prior to the relevant Interest Payment Date, such additional interest shall be due and payable five days from the receipt by the Borrower of such notice.

         3.10     INABILITY TO DETERMINE INTEREST RATE.

         If the Administrative Agent determines (which determination shall be conclusive and binding upon the Borrower) in connection with any request for a Eurodollar Loan or a conversion to or continuation of a Eurodollar Loan that (a) Dollar deposits are not being offered to banks in the applicable offshore Dollar market for the applicable amount and Interest Period of such Eurodollar Loan,
(b) adequate and reasonable means do not exist for determining the Eurodollar Rate for such Eurodollar Loan, or (c) the Eurodollar Rate for such Eurodollar Loan does not adequately and fairly reflect the cost to the Lenders of funding such Eurodollar Loan, the Administrative Agent will promptly notify the Borrower and all the Lenders. Thereafter, the obligation of the Lenders to make or maintain Eurodollar Loans shall be suspended until the Administrative Agent revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending Notice of Borrowing or Notice of Continuation/Conversion with respect to Eurodollar Loans or, failing that, will be deemed to have converted such request into a request for a borrowing of or conversion into a Base Rate Loan in the amount specified therein.

         3.11 ILLEGALITY.

         If any Lender determines that any Requirement of Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Eurodollar Loans, or materially restricts the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable offshore Dollar market, or to determine or charge interest rates based upon the Eurodollar Rate, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, any obligation of such Lender to make or continue Eurodollar Loans or to convert Base Rate Loans to Eurodollar Loans shall be suspended until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), prepay or, if applicable, convert all Eurodollar Loans of such Lender to Base Rate Loans, either on the last day of the Interest Period thereof, if such Lender may lawfully continue to maintain such Eurodollar Loans to such day, or immediately, if such Lender may not lawfully continue to maintain such Eurodollar Loans. Upon any such prepayment or conversion, the Borrower shall also pay interest on the amount so prepaid or converted, together with any amounts due with respect thereto pursuant to
Section 3.14. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

         3.12 REQUIREMENTS OF LAW.

         If any Lender determines that as a result of the introduction of or any change in, or in the interpretation of, any Requirement of Law, or such Lender's compliance therewith, there shall be any increase in the cost to such Lender of agreeing to make or making, funding or maintaining Eurodollar Loans or a reduction in the amount received or receivable by such Lender in connection with any of the foregoing (excluding for purposes of this subsection (a) any such increased costs or reduction in amount resulting from (i) Taxes or Other Taxes (as to which Section 3.13 shall govern) and (ii) reserve requirements referred to in Section 3.9(b), then from time to time, within 10 days of demand of such Lender (with a copy of such demand to the Administrative Agent), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction in yield.

         3.13 TAXES.

                  (a) Any and all payments by a Credit Party to or for the account of the Administrative Agent or any Lender under any Credit Document shall be made free and clear of and without deduction for any and all present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and all liabilities with respect thereto, but excluding, in the case of the Administrative Agent and each Lender, taxes imposed on or measured by its net income, and franchise taxes imposed on it (in lieu of net income taxes), by the jurisdiction (or any political subdivision thereof) under the laws of which the Administrative Agent or such Lender, as the case may be, is organized or maintains its Lending Office (all such non-excluded present or future income, stamp or other taxes, duties, levies, imposts, deductions, assessments, fees, withholdings or similar charges, and liabilities being hereinafter referred to as "Taxes"). If a Credit Party shall be required by any Requirement of Law to deduct any Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 3.13(a)), the Administrative Agent or such Lender, as the case may be, receives an amount equal to the sum it would have received had no such deductions been made, (ii) such Credit Party shall make such deductions, (iii) such Credit Party shall pay the full amount deducted to the relevant taxation authority or other Governmental Authority in accordance with applicable Requirements of Law, and (iv) within 30 days after the date of such payment, such Credit Party shall furnish to the Administrative Agent (which shall forward the same to such Lender) the original or a certified copy of a receipt evidencing payment thereof, to the extent such receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Administrative Agent.

                  (b) In addition, each Credit Party agrees to pay any and all present or future stamp, court or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Credit Document or from the execution, delivery, performance, enforcement or registration of, or otherwise with respect to, any Credit Document (hereinafter referred to as "Other Taxes").

                  (c) If a Credit Party shall be required to deduct or pay any Taxes or Other Taxes from or in respect of any sum payable under any Credit Document to the Administrative Agent or any Lender, such Credit Party shall also pay to the Administrative Agent (for the account of such Lender) or to such Lender, at the time interest is paid, such additional amount that such Lender reasonably specifies by written notice to such Credit Party as necessary to preserve the after-tax yield (after factoring in all taxes, including taxes imposed on or measured by net income) such Lender would have received if such Taxes or Other Taxes had not been imposed; provided that if such Lender fails to provide such notice to such Credit Party before the date which is five days prior to the date such interest is paid, such Credit Party shall pay at the time such interest is paid such amount as such Credit Party reasonably estimates will preserve such

         Lender's after-tax yield (after factoring in only such Taxes or Other Taxes) and pay the balance within five days after receiving such notice.

                  (d) Each Credit Party agrees to indemnify the Administrative Agent and each Lender for (i) the full amount of Taxes and Other Taxes (including any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this Section 3.13(d)) paid by the Administrative Agent and such Lender, and (ii) any liability (including penalties, interest and reasonable expenses) arising therefrom or with respect thereto.

                  (e) In the case of any payment hereunder or under any other Credit Document by or on behalf of a Credit Party through an account or branch outside the United States, or on behalf of a Credit Party by a payor that is not a United States person, if such Credit Party determines that no taxes are payable in respect thereof, such Credit Party shall furnish, or shall cause such payor to furnish, to the Administrative Agent, an opinion of counsel reasonably acceptable to the Administrative Agent stating that such payment is exempt from Taxes. For purposes of this subsection (e), the terms "United States" and "United States person" shall have the meanings specified in Section 7701 of the Code.

                  (f) Each Lender that is a foreign corporation, foreign partnership or foreign trust within the meaning of the Code shall deliver to the Administrative Agent, prior to receipt of any payment subject to withholding under the Code, two duly signed completed copies of either IRS Form W-8BEN or any successor thereto (relating to such Lender and entitling it to an exemption from, or reduction of, withholding tax on all payments to be made to such Lender by the Credit Parties pursuant to this Credit Agreement) or IRS Form W-8ECI or any successor thereto (relating to all payments to be made to such Lender by a Credit Party pursuant to this Credit Agreement), as appropriate, or such other evidence satisfactory to the Borrower and the Administrative Agent that such Lender is entitled to an exemption from, or reduction of, United States withholding tax. Thereafter and from time to time, each such Lender shall (i) promptly submit to the Administrative Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities), as appropriate, as may reasonably be requested by the Borrower or the Administrative Agent and then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Administrative Agent of any available exemption from or reduction of, United States withholding taxes in respect of all payments to be made to such Lender by the Borrower pursuant to this Credit Agreement, (ii) promptly notify the Administrative Agent of any change in circumstances which would modify or render invalid any claimed exemption or reduction, and (iii) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Lender, and as may be reasonably necessary (including the re-designation of its Lending Office) to avoid any Requirement of Law that the Credit Parties make any deduction or withholding for taxes from amounts payable to such Lender. If the forms or other evidence provided by such Lender at the time such Lender first becomes a party to this Credit Agreement indicate a United States interest withholding tax rate in excess of zero, withholding tax at such rate shall be considered excluded from Taxes unless and until such Lender provides the appropriate forms certifying that a lesser rate applies, whereupon withholding tax at such lesser rate only shall be considered excluded from Taxes for periods governed by such forms; provided, however, that, if at the date of any assignment pursuant to which a Lender becomes a party to this Credit Agreement, the Lender assignor was entitled to payments under subsection (a) of this Section 3.13 in respect of United States withholding tax with respect to interest paid at such date, then, to such extent, the term Taxes shall include (in addition to withholding taxes that may be imposed in the future or other amounts otherwise includable in Taxes) United States withholding tax, if any, applicable with respect to the Lender assignee on such date. If such Lender fails to deliver the above forms or other evidence, then the Administrative Agent may withhold from any interest payment to such Lender an amount equal to the applicable withholding tax imposed by Sections 1441 and 1442 of the Code, without reduction. If any Governmental Authority asserts that the Administrative Agent did not properly withhold any tax or other amount from payments made in respect of such Lender, such Lender shall indemnify the Administrative Agent therefor, including all penalties and interest, any taxes imposed by any jurisdiction on the amounts payable to the Administrative Agent under this Section 3.13(f), and costs and expenses (including Attorney Costs) of the Administrative Agent. For any period with respect to which a Lender has failed to provide the Borrower with the above forms or other evidence (other than if such failure is due to a change in the applicable law, or in the interpretation or application thereof, occurring after the date on which such form or other evidence originally was required to be provided or if such form or other evidence otherwise is not required, such Lender shall not be entitled to indemnification under subsection (a) or (c) of this Section 3.13 with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should a Lender become subject to Taxes because of its failure to deliver such form or other evidence required hereunder, the Borrower shall take such steps as such Lender shall reasonably request to assist such Lender in recovering such Taxes. The obligation of the Lenders under this Section 3.13(f) shall survive the payment of all Credit Party Obligations and the resignation or replacement of the Administrative Agent.

               (g) In the event that an additional payment is made under Section 3.13(a) or (c) for the account of any Lender and such Lender, in its reasonable judgment, determines that it has finally and irrevocably received or been granted a credit against or release or remission for, or repayment of, any tax paid or payable by it in respect of or calculated with reference to the deduction or withholding giving rise to such payment, such Lender shall, to the extent that it determines that it can do so without prejudice to the retention of the amount of such credit, relief, remission or repayment, pay to the Borrower such amount as such Lender shall, in its reasonable judgment, have determined to be attributable to such deduction or withholding and which will leave such Lender (after such payment) in no worse position than it would have been in if the Borrower had not been required to make such deduction or withholding. Nothing herein contained shall interfere with the right of a Lender to arrange its tax affairs in whatever manner it thinks fit nor oblige any Lender to claim any tax credit or to disclose any information relating to its tax affairs or any computations in respect thereof or require any Lender to do anything that would prejudice its ability to benefit from any other credits, reliefs, remissions or repayments to which it may be entitled.

         3.14     COMPENSATION.

         Upon the written demand of any Lender, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

                  (a) any continuation, conversion, payment or prepayment of any Eurodollar Loan on a day other than the last day of the Interest Period for such Eurodollar Loan (whether voluntary, mandatory, automatic, by reason of acceleration, or otherwise); or

                  (b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Eurodollar Loan) to prepay, borrow, continue or convert any Eurodollar Loan on the date or in the amount previously requested by the Borrower.

The amount each such Lender shall be compensated pursuant to this Section 3.14 shall include, without limitation, (i) any loss incurred by such Lender in connection with the re-employment of funds prepaid, repaid, not borrowed or paid, as the case may be and (ii) any reasonable out-of-pocket expenses (including Attorney Costs) incurred and reasonably attributable thereto.

For purposes of calculating amounts payable by the Borrower to the Lenders under this Section 3.14, each Lender may deem that it funded each Eurodollar Loan made by it at the Eurodollar Rate for such Eurodollar Loan by a matching deposit or other borrowing in the applicable offshore Dollar interbank market for a comparable amount and for a comparable period, whether or not such Eurodollar Loan was in fact so funded.

         3.15     DETERMINATION AND SURVIVAL OF PROVISIONS.

         All determinations by the Administrative Agent or a Lender of amounts owing under Sections 3.9 through 3.14, inclusive, shall, absent manifest error, be conclusive and binding on the parties hereto. In determining such amount, the Administrative Agent or such Lender may use any reasonable averaging and attribution methods. Sections 3.9 through 3.14, inclusive, shall survive the termination of this Credit Agreement and the payment of all Credit Party Obligations.

         3.16     NOTIFICATION BY LENDERS.

         Subject to Section 3.13(c), each Lender shall notify the Borrower (and any applicable Credit Party) of any event that will entitle such Lender to compensation under Section 3.9, 3.12, 3.13 or 3.14 as promptly as practicable, but in any event within 90 days after such Lender obtains actual knowledge thereof; provided, however, that if any Lender fails to give such notice within 90 days after it obtains actual knowledge of such an event, such Lender shall, with respect to compensation payable pursuant to Section 3.9, 3.12, 3.13 or 3.14 in respect of any costs resulting from such event, only be entitled to payment under Section 3.9, 3.12, 3.13 or 3.14 for costs incurred from and after the date 90 days prior to the date that such Lender gives such notice. If requested by the Borrower, each Lender will furnish to Borrower within ten Business Days of the time the Lender requests compensation under Section 3.9, 3.12, 3.13 or 3.14, a certificate setting forth the basis, amount and reasonable detail of computation of each request by such Lender for compensation under
Section 3.9, 3.12, 3.13 or 3.14, which certificate shall, except for demonstrable error, be final, conclusive and binding for all purposes.

         3.17     MITIGATION; MANDATORY ASSIGNMENT.

         Each Lender shall use reasonable efforts to avoid or mitigate any increased cost or suspension of the availability of an interest rate under Sections 3.9 through 3.14 above to the greatest extent practicable (including transferring the Loans to another Lending Office or Affiliate of a Lender) unless, in the reasonable opinion of such Lender, such efforts would be likely to have an adverse effect upon it. In the event a Lender makes a request to the Borrower for additional payments in accordance with Section 3.9, 3.11, 3.12,
3.13 or 3.14, then, provided that no Default or Event of Default has occurred and is continuing at such time, the Borrower may, at its own expense (such expense to include, without limitation, any transfer fee payable to the Administrative Agent under Section 11.3(b)) and in its sole discretion, require such Lender to transfer and assign in whole (but not in part), without recourse (in accordance with and subject to the terms and conditions of Section 11.3(b)), all of its interests, rights and obligations under this Credit Agreement to an Eligible Assignee which shall assume such assigned obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (a) such assignment shall not conflict with any law, rule or regulation or order of any court or other Governmental Authority and (b) the Borrower or such assignee shall have paid to the assigning Lender in immediately available funds the principal of and interest accrued to the date of such payment on the portion of the Loans hereunder held by such assigning Lender and all other amounts owed to such assigning Lender hereunder, including amounts owed pursuant to Sections 3.9 through 3.14 hereof.

                                    SECTION 4

                                    GUARANTY

         4.1      GUARANTY OF PAYMENT.

         Subject to Section 4.7 below, each of the Guarantors hereby, jointly and severally, unconditionally guarantees to each Lender and the Administrative Agent the prompt payment of the Credit Party Obligations in full when due (whether at stated maturity, as a mandatory prepayment, by acceleration or otherwise) and the timely performance of all other obligations under the Credit Documents. This Guaranty is a guaranty of payment and not of collection and is a continuing guaranty and shall apply to all Credit Party Obligations whenever arising.

         4.2      OBLIGATIONS UNCONDITIONAL.

         The obligations of the Guarantors hereunder are absolute and unconditional, irrespective of the value, genuineness, validity, regularity or enforceability of any of the Credit Documents, or any other agreement or instrument referred to therein, to the fullest extent permitted by applicable law, irrespective of any other circumstance whatsoever which might otherwise constitute a legal or equitable discharge or defense of a surety or guarantor. Each Guarantor agrees that this Guaranty may be enforced by the Lenders without the necessity at any time of resorting to or exhausting any other security or collateral and without the necessity at any time of having recourse to the Notes or any other of the Credit Documents or any collateral, if any, hereafter securing the Credit Party Obligations or otherwise and each Guarantor hereby waives the right to require the Lenders to proceed against the Borrower or any other Person (including a co-guarantor) or to require the Lenders to pursue any other remedy or enforce any other right. Each Guarantor further agrees that it shall have no right of subrogation, indemnity, reimbursement or contribution against the Borrower or any other Guarantor of the Credit Party Obligations for amounts paid under this Guaranty until such time as the Lenders have been paid in full and all Commitments under the Credit Agreement have been terminated. Each Guarantor further agrees that nothing contained herein shall prevent the Lenders from suing on the Notes or any of the other Credit Documents or foreclosing its security interest in or Lien on any collateral, if any, securing the Credit Party Obligations or from exercising any other rights available to it under this Credit Agreement, the Notes, any other of the Credit Documents, or any other instrument of security, if any, and the exercise of any of the aforesaid rights and the completion of any foreclosure proceedings shall not constitute a discharge of any of such Guarantor's obligations hereunder; it being the purpose and intent of each Guarantor that its obligations hereunder shall be absolute, independent and unconditional under any and all circumstances. Neither any Guarantor's obligations under this Guaranty nor any remedy for the enforcement thereof shall be impaired, modified, changed or released in any manner whatsoever by an impairment, modification, change, release or limitation of the liability of the Borrower or by reason of the bankruptcy or insolvency of the Borrower. Each Guarantor waives any and all notice of the creation, renewal, extension or accrual of any of the Credit Party Obligations and notice of or proof of reliance of by the Administrative Agent or any Lender upon this Guaranty or acceptance of this Guaranty. The Credit Party Obligations, and any of them, shall conclusively be deemed to have been created, contracted or incurred, or renewed, extended, amended or waived, in reliance upon this Guaranty. All dealings between the Borrower and any of the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, likewise shall be conclusively presumed to have been had or consummated in reliance upon this Guaranty. The Guarantors further agree to all rights of set-off as set forth in Section 11.2.

         4.3      MODIFICATIONS.

         Each Guarantor agrees that (a) all or any part of the collateral, if any, now or hereafter held for the Credit Party Obligations, if any, may be exchanged, compromised or surrendered from time to time; (b) the Lenders shall not have any obligation to protect, perfect, secure or insure any such security interests, liens or encumbrances now or hereafter held, if any, for the Credit Party Obligations or the properties subject thereto; (c) the time or place of payment of the Credit Party Obligations may be changed or extended, in whole or in part, to a time certain or otherwise, and may be renewed or accelerated, in whole or in part; (d) the Borrower and any other party liable for payment under the Credit Documents may be granted indulgences generally; (e) any of the provisions of the Notes or any of the other Credit Documents may be modified, amended or waived; (f) any party (including any co-guarantor) liable for the payment thereof may be granted indulgences or be released; and (g) any deposit balance for the credit of the Borrower or any other party liable for the payment of the Credit Party Obligations or liable upon any security therefor may be released, in whole or in part, at, before or after the stated, extended or accelerated maturity of the Credit Party Obligations, all without notice to or further assent by such Guarantor, which shall remain bound thereon, notwithstanding any such exchange, compromise, surrender, extension, renewal, acceleration, modification, indulgence or release.

         4.4      WAIVER OF RIGHTS.

         Each Guarantor expressly waives to the fullest extent permitted by applicable law: (a) notice of acceptance of this Guaranty by the Lenders and of all extensions of credit to the Borrower by the Lenders; (b) presentment and demand for payment or performance of any of the Credit Party Obligations; (c) protest and notice of dishonor or of default (except as specifically required in the Credit Agreement) with respect to the Credit Party Obligations or with respect to any security therefor; (d) notice of the Lenders obtaining, amending, substituting for, releasing, waiving or modifying any security interest, lien or encumbrance, if any, hereafter securing the Credit Party Obligations, or the Lenders' subordinating, compromising, discharging or releasing such security interests, liens or encumbrances, if any; and (e) all other notices to which such Guarantor might otherwise be entitled.

         4.5      REINSTATEMENT.

         The obligations of the Guarantors under this Section 4 shall be automatically reinstated if and to the extent that for any reason any payment by or on behalf of any Person in respect of the Credit Party Obligations is rescinded or must be otherwise restored by any holder of any of the Credit Party Obligations, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, and each Guarantor agrees that it will indemnify the Administrative Agent and each Lender on demand for all reasonable costs and expenses (including, without limitation, reasonable Attorney Costs) incurred by the Administrative Agent or such Lender in connection with such rescission or restoration, including any such costs and expenses incurred in defending against any claim alleging that such payment constituted a preference, fraudulent transfer or similar payment under any bankruptcy, insolvency or similar law.

         4.6      REMEDIES.

         The Guarantors agree that, as between the Guarantors, on the one hand, and the Administrative Agent and the Lenders, on the other hand, the Credit Party Obligations may be declared to be forthwith due and payable as provided in
Section 9 (and shall be deemed to have become automatically due and payable in the circumstances provided in Section 9) notwithstanding any stay, injunction or other prohibition preventing such declaration (or preventing such Credit Party Obligations from becoming automatically due and payable) as against any other Person and that, in the event of such declaration (or such Credit Party Obligations being deemed to have become automatically due and payable), such Credit Party Obligations (whether or not due and payable by any other Person) shall forthwith become due and payable by the Guarantors.

         4.7      LIMITATION OF GUARANTY.

         Notwithstanding any provision to the contrary contained herein or in any of the other Credit Documents, to the extent the obligations of any Guarantor shall be adjudicated to be invalid or unenforceable for any reason (including, without limitation, because of any applicable state or federal law relating to fraudulent conveyances or transfers) then the obligations of such Guarantor hereunder shall be limited to the maximum amount that is permissible under applicable law (whether federal or state or otherwise and including, without limitation, the Bankruptcy Code).

         4.8      RIGHTS OF CONTRIBUTION.

         The Credit Parties agree among themselves that, in connection with payments made hereunder, each Credit Party shall have contribution rights against the other Credit Parties as permitted under applicable law. Such contribution rights shall be subordinate and subject in right of payment to the obligations of the Credit Parties under the Credit Documents and no Credit Party shall exercise such rights of contribution until all Credit Party Obligations have been paid in full and the Commitments terminated.

         4.9      RELEASE OF GUARANTORS.

         Subject to Section 7.12(b), if any of the Guarantors shall cease to be a Material Domestic Subsidiary of the Borrower for any reason subject to and in accordance with the terms of the Credit Agreement, then such Guarantor shall, automatically and without any further action on the part of any party to any Credit Document, and upon notice to the Administrative Agent, be fully released and discharged from all its liabilities and obligations under or in respect of the Credit Documents to which such Guarantor is a party (other than liabilities and obligations resulting from a demand on such Guarantor's Guaranty pursuant to
Section 9.2) and, promptly upon the request of the Borrower and at the expense of the Borrower, the Administrative Agent shall execute such documents and take such other action as is reasonably requested by the Borrower to evidence the release and discharge of such Guarantor from all such liabilities and obligations and shall, if applicable, certify to the Borrower that such Guarantor has no liabilities or obligations resulting from a demand on such Guarantor's Guaranty pursuant to Section 9.2.

                                    SECTION 5

                              CONDITIONS PRECEDENT

         5.1      CLOSING CONDITIONS.

         This Credit Agreement shall become effective upon, and the obligation of the Lenders to enter into this Credit Agreement is subject to, the receipt by the Administrative Agent of duly executed copies of this Credit Agreement.

         5.2      CONDITIONS TO INITIAL FUNDING OF THE TERM LOANS.

         The obligation of the Lenders to make the initial Term Loans is subject to satisfaction (or waiver) of the following conditions:

                  (a) Credit Documents. Receipt by the Administrative Agent of duly executed copies of the Notes requested by the Lenders prior to the Funding Date.

                  (b) Authority Documents. Receipt by the Administrative Agent of the following with respect to each Credit Party:

                           (i) Organizational Documents. Copies of the articles or certificates of incorporation or other organizational documents of each Credit Party certified to be true and complete as of a recent date by the appropriate Governmental Authority of the state or other jurisdiction of its formation and certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Funding Date.

                           (ii) Bylaws. A copy of the bylaws or other governing documents of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Funding Date.


                           (iii) Resolutions. Copies of resolutions of the Board of Directors or other governing body of each Credit Party approving and adopting the Credit Documents to which it is a party, the transactions contemplated therein and authorizing execution and delivery thereof, certified by a secretary or assistant secretary of such Credit Party to be true and correct and in full force and effect as of the Funding Date.

                           (iv) Good Standing. Copies of certificates of good standing, existence or its equivalent with respect to each Credit Party certified as of a recent date in relation to the Funding Date by the appropriate Governmental Authority of the state or other jurisdiction of its formation.

                           (v) Incumbency. An incumbency certificate of each Credit Party certified by a secretary or assistant secretary of such Credit Party to be true and correct as of the Funding Date.

                  (c) Opinions of Counsel. Receipt by the Administrative Agent of opinions reasonably satisfactory to the Administrative Agent, addressed to the Administrative Agent on behalf of the Lenders and dated as of the Funding Date.

                  (d) Consents. Receipt by the Administrative Agent of evidence that all necessary governmental, shareholder and material third party consents and approvals in connection with the Unilab Acquisition and the transactions contemplated hereby (including, without limitation, the expiration of the applicable waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (or such waiting period is scheduled to expire on the Funding
         Date)) have been received and no condition or Requirement of Law exists which would reasonably be likely to restrain, prevent or impose any material adverse conditions on the Unilab Acquisition or the transactions contemplated hereby.

                  (e) Officer's Certificates. The Administrative Agent shall have received a certificate or certificates executed by an Authorized Officer of the Borrower as of the Funding Date stating that
         (i) the financial statements and information delivered to the Administrative Agent on or before the Funding Date were prepared in good faith and that such financial statements were prepared in accordance with GAAP and (ii) immediately after giving effect to this Credit Agreement, the other Credit Documents and all the transactions contemplated herein or therein to occur on such date, (A) each Credit Party is Solvent and the Borrower and its Subsidiaries taken as a whole are Solvent, (B) no Default or Event of Default exists, (C) all representations and warranties contained herein and in the other Credit Documents are true and correct in all material respects, (D) the Credit Parties are in compliance with each of the financial covenants set forth in Section 7.2 and (E) the Borrower and each of its Material Domestic Subsidiaries are in compliance with the terms of all of their material debt obligations, including, without limitation, (I) the 2001 Senior Credit Agreement, (II) the Senior Unsecured Notes and (III) the Convertible Notes.

                  (f) Financial Statements. Receipt by the Administrative Agent of any amendment or modification to the pro forma consolidated financial statements filed in connection with the S-4, as required by the Securities and Exchange Commission, giving effect to the Unilab Acquisition.

                  (g) Material Adverse Effect. Since December 31, 2001 there shall not have occurred a Material Adverse Effect.

                  (h) Fees and Expenses. Payment by the Credit Parties of all fees (and all expenses for which invoices have been presented at least three Business Days prior to the Funding Date) owed by them as of the Funding Date to the Agents and the Lenders, including, without limitation, as set forth in the Fee Letter.

                  (i) Unilab Acquisition. The Agreement and Plan of Merger, dated April 2, 2002, among the Borrower, Quest Diagnostics Newco Incorporated and Unilab remains in full force and effect as of the Funding Date.

                  (j) Joinder Documentation. Receipt by the Administrative Agent of Joinder Agreements and such other documentation required by
         Section 7.12(a) with respect to Quest Diagnostics Investments Incorporated and Quest Diagnostics Finance Incorporated.

                  (k) Other. Receipt by the Lenders of such other documents, instruments, agreements or information as reasonably and timely requested by any Lender through the Administrative Agent.


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
         5.3      CONDITIONS TO ALL EXTENSIONS OF CREDIT.

         In addition to the conditions precedent stated elsewhere herein, the Lenders shall not be obligated to make Loans unless:

                  (a) Notice. The Borrower shall have delivered to the Administrative Agent, an appropriate Notice of Borrowing, duly executed and completed, by the time specified in Section 2.1.

                  (b) Representations and Warranties. The representations and warranties made by the Credit Parties in any Credit Document are true and correct in all material respects at and as if made as of such date except to the extent they expressly and exclusively relate to an earlier date.

                  (c) No Default. No Default or Event of Default shall exist and be continuing either prior to or after giving effect to such Loan.

                  (d) Availability. Immediately after giving effect to the making of a Loan (and the application of the proceeds thereof) the sum of the outstanding Term Loans shall not exceed the Term Loan Committed Amount.

                  (e) Limits. The number of borrowings under this Credit Agreement, after giving effect to the requested Loan, does not exceed two (2) and the date of the requested borrowing is on or prior to the date that is thirty (30) days after the Funding Date.

The delivery of each Notice of Borrowing shall constitute a representation and warranty by the Borrower of the correctness of the matters specified in subsections (b), (c), (d) and (e) above.

                                    SECTION 6

                         REPRESENTATIONS AND WARRANTIES

         The Credit Parties hereby represent to the Administrative Agent and each Lender that:

         6.1      ORGANIZATION AND GOOD STANDING.

         Each Credit Party (a) is either a partnership, a corporation or a limited liability company duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (b) is duly qualified and in good standing as a foreign organization and authorized to do business in every other jurisdiction where its ownership or operation of property or the conduct of its business would require it to be qualified, in good standing and authorized, unless the failure to be so qualified, in good standing or authorized would not have or would not reasonably be expected to have a Material Adverse Effect and (c) has the power and authority to own and operate its properties and to carry on its business as now conducted and as currently proposed to be conducted.

         6.2      DUE AUTHORIZATION.

         Each Credit Party (a) has the power and authority to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party and to incur the obligations herein and therein provided for and (b) has duly taken all necessary action to authorize, and is duly authorized, to execute, deliver and perform this Credit Agreement and the other Credit Documents to which it is a party.

         6.3      ENFORCEABLE OBLIGATIONS.

         Each Credit Party has duly executed this Credit Agreement and each other Credit Document to which such Credit Party is a party and this Credit Agreement and such other Credit Documents constitute legal, valid and binding obligations of such Credit Party enforceable against such Credit Party in accordance with their respective terms, except as may be limited by bankruptcy or insolvency laws or similar laws affecting creditors' rights generally or by general equitable principles.

         6.4      NO CONFLICTS.

         Neither the execution and delivery of the Credit Documents to which it is a party, nor the consummation of the transactions contemplated herein and therein, nor the performance of or compliance with the terms and provisions hereof and thereof by a Credit Party will (a) violate, contravene or conflict with any provision of such Credit Party's organizational documents, (b) violate, contravene or conflict with any Requirement of Law (including, without limitation, Regulations T, U or X), order, writ, judgment, injunction, decree, license or permit applicable to such Credit Party which violation would have or would reasonably be expected to have a Material Adverse Effect, (c) violate, contravene or conflict with contractual provisions of, or cause an event of default under, any indenture, loan agreement, mortgage, deed of trust, contract or other agreement or instrument to which such Credit Party is a party or by which it or its properties may be bound which violation would have or would reasonably be expected to have a Material Adverse Effect, or (d) result in or require the creation of any Lien upon or with respect to the properties of such Credit Party.

         6.5      CONSENTS.

         Except for (a) with respect to the Unilab Acquisition, satisfying the applicable requirements, if any, of the Securities Act and the Securities Exchange Act of 1934, as amended, state securities laws or "blue sky laws", the pre-merger notification requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and filing and recordation of appropriate merger documents as required by the Delaware General Corporation Law and (b) consents, approvals and authorizations which have been obtained or the absence of which would not have or would not reasonably be expected to have a Material Adverse Effect, no consent, approval, authorization or order of, or filing, registration or qualification with, any Governmental Authority, equity owner or third party in respect of any Credit Party is required in connection with the execution, delivery or performance of this Credit Agreement or any of the other Credit Documents, or the consummation of any transaction contemplated herein or therein by such Credit Party.

         6.6      FINANCIAL CONDITION.

         The financial statements delivered to the Administrative Agent and the Lenders pursuant to Sections 7.1(a) and (b): (a) have been prepared in accordance with GAAP and (b) present fairly the consolidated financial condition, results of operations and cash flows of the Borrower and its Subsidiaries as of such date and for such periods. Since December 31, 2001, there has been no sale, transfer or other disposition by the Borrower or any of its Subsidiaries of any material part of the business or property of the Borrower and its Subsidiaries, taken as a whole, or purchase or other acquisition (other than the AML Acquisition and the Unilab Acquisition) by any such Person of any business or property (including any Capital Stock of any other Person) material in relation to the consolidated financial condition of the Borrower and its Subsidiaries, taken as a whole, in each case, which, is not
(i) reflected in the most recent financial statements delivered to the Lenders prior to the Funding Date or pursuant to Section 7.1 or in the notes thereto or
(ii) otherwise permitted by the terms of this Credit Agreement and communicated to the Administrative Agent and the Lenders.

         6.7      NO MATERIAL CHANGE.

         Since December 31, 2001, there has been no development or event relating to or affecting the Borrower or any of its Subsidiaries which has had or would reasonably be expected to have a Material Adverse Effect.

         6.8      DISCLOSURE.

         Neither this Credit Agreement, nor any other Credit Document, nor any financial statements delivered to the Administrative Agent or the Lenders nor any other document, certificate or statement furnished to the Administrative Agent or the Lenders by or on behalf of any Credit Party in connection with the transactions contemplated hereby, taken as a whole, contains any untrue statement of a material fact or omits to state a material fact necessary in order to make the statements contained therein or herein not misleading.

         6.9      NO DEFAULT.

         No Default or Event of Default has occurred and is continuing or would result from the consummation of the transactions contemplated by this Credit Agreement and the other Credit Documents.

         6.10     LITIGATION.

         Except as set forth in Schedule 6.10, no litigation, investigation, claim, criminal prosecution, civil investigative demand, imposition of criminal or civil fines and penalties, or any other proceeding of or before any arbitrator or Governmental Authority is pending or, to the knowledge of the Borrower, threatened by or against the Borrower or any of its Subsidiaries or against any of its or their respective Properties (a) with respect to the Credit Documents or any Loan or any of the transactions contemplated hereby or (b) which would reasonably be expected to have a Material Adverse Effect.

         6.11     TAXES.

         The Borrower and each of its Subsidiaries has filed, or caused to be filed, all material tax returns (federal, state, local and foreign) required to be filed and has paid (a) all amounts of taxes shown thereon to be due (including interest and penalties) and (b) all other material taxes, fees, assessments and other governmental charges (including mortgage recording taxes, documentary stamp taxes and intangibles taxes) owing by it, except for such taxes (i) which are not yet delinquent or (ii) that are being contested in good faith and by proper proceedings, and against which adequate reserves are being maintained in accordance with GAAP.

         6.12     COMPLIANCE WITH LAW.

         Except to the extent the same would not have or would not reasonably be expected to have a Material Adverse Effect:

                  (a) The Borrower and each of its Subsidiaries is in compliance with all Requirements of Law (including, without limitation, Environmental Laws, ERISA, Medicaid Regulations, Medicare Regulations, 42 U.S.C. (Section) 1320a-7b and 42 U.S.C. (Section) 1395nn) and all material orders, writs, injunctions and decrees applicable to it, or to its Properties.

                  (b) (i) Neither the Borrower nor any of its Subsidiaries nor any individual employed by the Borrower or any of its Subsidiaries who may reasonably be expected to be excluded or suspended from participation in any Medical Reimbursement Program for their corporate or individual actions or failures to act; and (ii) there is no member of management continuing to be employed by the Borrower or any of its Subsidiaries who may reasonably be expected to have individual criminal culpability for healthcare matters under investigation by any Governmental Authority unless such member of management has been, within a reasonable period of time after discovery of such actual or potential culpability, either suspended or removed from positions of responsibility related to those activities under challenge by the Governmental Authority.

                  (c) Current billing policies, arrangements, protocols and instructions comply with all material requirements of Medical Reimbursement Programs and are administered by properly trained personnel.

                  (d) Current medical director compensation arrangements and other arrangements with referring physicians comply with state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) and 42 U.S.C.
         Section 1395nn.

         6.13     LICENSING AND ACCREDITATION.

         Except to the extent the same would not have or would not be reasonably expected to have a Material Adverse Effect, each of the Credit Parties has, to the extent applicable: (a) obtained and maintains in good standing all required licenses, permits, authorization and approvals of each Governmental Authority necessary to the conduct of its business; (b) to the extent prudent and customary in the industry in which it is engaged, obtained and maintains accreditation from all generally recognized accrediting agencies (including, but not limited to, CAP); (c) obtained and maintains CLIA certification; (d) entered into and maintains in good standing its Medicare Provider Agreements and its Medicaid Provider Agreements; and (e) ensured that all such required licenses, certifications and accreditations are in full force and effect on the date hereof and have not been revoked or suspended or otherwise limited.

         6.14     TITLE TO PROPERTIES, LIENS.

         The Borrower and each of its Subsidiaries, is the owner of, and has good title to, or has a valid license or lease to use, all of its material Properties. All Liens on the Properties of the Borrower and its Subsidiaries are Permitted Liens.

         6.15     INSURANCE.

         The properties of the Borrower and each of its Subsidiaries are insured with financially sound and reputable insurance companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, with such deductibles and covering such risks, as is reasonable and prudent.

         6.16     USE OF PROCEEDS.

         The proceeds of the Loans will be used solely for the purposes specified in Section 7.10.

         6.17     GOVERNMENT REGULATION.

                  (a) "Margin stock" within the meaning of Regulation U does not constitute more than 25% of the value of the consolidated assets of the Borrower and its Subsidiaries. None of the transactions contemplated by the Credit Documents (including, without limitation, the direct or indirect use of the proceeds of the Loans) will violate or result in a violation of (i) the Securities Act, (ii) the Exchange Act or (iii) Regulations T, U or X.

                  (b) Neither the Borrower nor any of its Subsidiaries is subject to regulation under the Public Utility Holding Company Act of 1935, the Federal Power Act or the Investment Company Act of 1940, each as amended.

         6.18     ERISA.

         Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

                  (a) (i) No ERISA Event has occurred, and, to the best knowledge of the Borrower, each of its Subsidiaries and each ERISA Affiliate, no event or condition has occurred or exists as a result of which any ERISA Event could reasonably be expected to occur, with respect to any Plan; (ii) no "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and
         Section 412 of the Code, whether or not waived, has occurred with respect to any Plan and no application for a funding waiver or an extension of any amortization period pursuant to Section 412 of the Code has been made with respect to any Plan; (iii) each Plan has been maintained, operated, and funded in compliance with its own terms and in material compliance with the provisions of ERISA, the Code, and any other applicable federal or state laws; (iv) each Plan that is intended to qualify under Section 401(a) of the Code has received a favorable determination letter from the IRS or an application for such a letter is currently being processed by the IRS with respect thereto and, to the best knowledge of the Borrower, each of its Subsidiaries and each ERISA Affiliate, nothing has occurred which would prevent, or cause the loss of, such qualification; and (v) no Lien in favor or the PBGC or a Plan has arisen or is reasonably likely to arise on account of any Plan.

                  (b) Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has incurred, or, to the best of each such party's knowledge, is reasonably expected to incur, any liability under Title IV of ERISA with respect to any Single Employer Plan, or any withdrawal liability under ERISA to any Multiemployer Plan or Multiple Employer Plan. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has received any notification that any Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA), is insolvent (within the meaning of Section 4245 of ERISA), or has been terminated (within the meaning of Title IV of ERISA), and no Multiemployer Plan is, to the best of each such Person's knowledge, reasonably expected to be in reorganization, insolvent, or terminated. Neither the Borrower nor any Subsidiary of the Borrower nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA.

                  (c) No prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility has occurred with respect to a Plan which has subjected or may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any person against any such liability. There are no pending or, to the best knowledge of the Borrower, each of its Subsidiaries and each ERISA Affiliate, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that could reasonably be expected to have a Material Adverse Effect.

                  (d) Each Plan that is a welfare plan (as defined in Section 3(1) of ERISA) to which Sections 601-609 of ERISA and Section 4980B of the Code apply has been administered in compliance in all material respects with such sections.

         6.19     ENVIRONMENTAL MATTERS.

                  (a) Except as would not result in or would not reasonably be expected to result in a Material Adverse Effect:

                           (i) Each of the real properties owned, leased or operated by the Borrower or any of its Subsidiaries (the "Real Properties") and all operations at the Real Properties are in compliance with all applicable Environmental Laws, and there is no violation of any Environmental Law with respect to the Real Properties or the businesses operated by the Borrower or any of its Subsidiaries (the "Businesses"), and there are no conditions relating to the Businesses or Real Properties that would reasonably be expected to give rise to liability under any applicable Environmental Laws.

                           (ii) No Credit Party has received any written notice of, or inquiry from any Governmental Authority regarding, any violation, alleged violation, non-compliance, liability or potential liability regarding Hazardous Materials or compliance with Environmental Laws with regard to any of the Real Properties or the Businesses, nor, to the knowledge of the Borrower or any of its Subsidiaries, is any such notice being threatened.

                           (iii)    Hazardous Materials have not been
                  transported or disposed of from the Real Properties, or generated, treated, stored or disposed of at, on or under any of the Real Properties or any other location, in each case by, or on behalf or with the permission of, the Borrower or any of its Subsidiaries in a manner that would give rise to liability under any applicable Environmental Laws.

                           (iv) No judicial proceeding or governmental or administrative action is pending or, to the knowledge of the Borrower or any of its Subsidiaries, threatened, under any Environmental Law to which the Borrower or any of its Subsidiaries is or will be named as a party, nor are there any consent decrees or other decrees, consent orders, administrative orders or other orders, or other administrative or judicial requirements outstanding under any Environmental Law with respect to the Borrower or any of its Subsidiaries, the Real Properties or the Businesses.

                           (v) There has been no release (including, without limitation, disposal) or threat of release of Hazardous Materials at or from the Real Properties, or arising from or related to the operations of the Borrower or any of its Subsidiaries in connection with the Real Properties or otherwise in connection with the Businesses where such release constituted a violation of, or would give rise to liability under, any applicable Environmental Laws.

                           (vi) None of the Real Properties contains, or has previously contained, any Hazardous Materials at, on or under the Real Properties in amounts or concentrations that, if released, constitute or constituted a violation of, or could give rise to liability under, Environmental Laws.

                           (vii) Neither the Borrower, nor any of its Subsidiaries, has assumed any liability of any Person (other than among themselves) under any Environmental Law.

                  (b) The Credit Parties have adopted procedures that are designed to (i) ensure that each Credit Party, any of its operations and each of the Real Properties complies with applicable Environmental Laws and (ii) minimize any liabilities or potential liabilities that each Credit Party, any of its operations and each of the Real Properties may have under applicable Environmental Laws.

         6.20     INTELLECTUAL PROPERTY.

         The Borrower and each of its Subsidiaries owns, or has the legal right to use, all material patents, trademarks, tradenames, copyrights, technology, know-how and processes (the "Intellectual Property") necessary for each of them to conduct its business as currently conducted other than as would not have or would not be reasonably expected to have a Material Adverse Effect. No claim has been asserted and is pending by any Person challenging or questioning the use of any Intellectual Property owned by the Borrower or any of its Subsidiaries or that the Borrower or any of its Subsidiaries has a right to use or the validity or effectiveness of any such Intellectual Property, nor does the Borrower or any of its Subsidiaries have knowledge of any such claim, and, to the knowledge of the Borrower and its Subsidiaries, the use of any Intellectual Property by the Borrower and its Subsidiaries does not infringe on the rights of any Person, except for such claims and infringements that in the aggregate, would not have or would not reasonably be expected to have a Material Adverse Effect.

         6.21     SUBSIDIARIES.

         As of the Closing Date, set forth on Schedule 6.21 is a complete and accurate list of all Subsidiaries of the Borrower and which of such Subsidiaries are Material Domestic Subsidiaries, in each case after giving effect to the Unilab Acquisition.

         6.22     SOLVENCY.

         Each Credit Party is and, after consummation of the transactions contemplated by this Credit Agreement, will be Solvent.

                                    SECTION 7

                              AFFIRMATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest and fees and other obligations then due and payable hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         7.1      INFORMATION COVENANTS.

         The Credit Parties will furnish, or cause to be furnished, to the Administrative Agent and each of the Lenders an electronic (if readily available) and a hard copy of:

                  (a) Annual Financial Statements. As soon as available, and in any event within 95 days after the close of each fiscal year of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal year, together with related consolidated statements of operations, cash flows and changes in stockholders' equity for such fiscal year, setting forth in comparative form consolidated figures for the preceding fiscal year, all such consolidated financial information described above to be audited by independent certified public accountants of recognized national standing and whose opinion shall be to the effect that such financial statements fairly present in all material respects the consolidated financial position, results of operations and cash flows of the Borrower and its Subsidiaries as at the end of, and for, such fiscal year in accordance with GAAP and shall not be limited as to the scope of the audit or qualified in any manner.

                  (b) Quarterly Financial Statements. As soon as available, and in any event within 50 days after the close of each of the first three fiscal quarters of the Borrower, a consolidated balance sheet and income statement of the Borrower and its Subsidiaries, as of the end of such fiscal quarter, together with related consolidated statements of operations, cash flows and changes in stockholders' equity for such fiscal quarter setting forth in each case in comparative form the corresponding consolidated statements of operations and cash flows for the corresponding period of the preceding fiscal year, and accompanied by a certificate of an Authorized Officer of the Borrower to the effect that such quarterly financial statements fairly present in all material respects the consolidated financial condition of the Borrower and its Subsidiaries and in accordance with GAAP, subject to changes resulting from audit and normal year-end audit adjustments. Notwithstanding the above, it is understood and agreed that delivery of the Borrower's applicable Form 10-Q shall satisfy the requirements of this Section 7.1(b).

                  (c) Officer's Certificate. At the time of delivery of the financial statements provided for in Sections 7.1(a) and 7.1(b) above, a certificate of an Authorized Officer of the Borrower substantially in the form of Exhibit 7.1(c), (i) demonstrating compliance with the financial covenants contained in Section 7.2 and the covenant requirements in Sections 7.12(b) and 7.13 by calculation thereof as of the end of each such fiscal period, (ii) demonstrating compliance with any other terms of this Credit Agreement as reasonably requested by the Administrative Agent, (iii) stating that no Default or Event of Default exists, or if any Default or Event of Default does exist, specifying the nature and extent thereof and what action the Borrower proposes to take with respect thereto and (iv) updating Schedule 6.21 as of the end of such fiscal period.

                  (d) Reports. Promptly upon transmission or receipt thereof, copies of all financial statements, proxy statements, notices and reports as the Borrower or any of its Subsidiaries shall send to shareholders of the Borrower generally and, upon request of the Administrative Agent, copies of any filings and registrations with, and reports to or from, any Governmental Authority which has regulatory authority with respect to the Borrower and its Subsidiaries.

                  (e) Notices. Upon a Credit Party obtaining knowledge thereof, the Borrower will give written notice to the Administrative Agent promptly (and in any event within five Business Days) of (i) the occurrence of an event or condition consisting of a Default or Event of Default, specifying the nature and existence thereof and what action the Borrower proposes to take with respect thereto, (ii) the occurrence of any of the following with respect to the Borrower or any of its Subsidiaries (A) the pendency or commencement of any litigation, arbitration or governmental proceeding against the Borrower or any of its Subsidiaries which (x) would have or would reasonably be expected to have a Material Adverse Effect, or (y) would result in a significant liability to the Credit Parties or (B) material non-compliance with, or the institution of any proceedings against the Borrower or any of its Subsidiaries with respect to, or the receipt of written notice by such Person of potential liability or responsibility for violation, or alleged violation of, any Requirement of Law (including, without limitation, Environmental Laws) the violation of which would have or would reasonably be expected to have a Material Adverse Effect (iii) any change to the Debt Rating of the Borrower, (iv) any investigation or proceeding against the Borrower or any of its Subsidiaries to suspend, revoke or terminate, any Medicaid Provider Agreement, Medicare Provider Agreement, or exclusion from any Medical Reimbursement Program, which is reasonably expected to have a Material Adverse Effect; and (v) any breach by the Borrower or any of its Subsidiaries or any predecessor of the Borrower or any of its Subsidiaries of the Corporate Integrity Agreement entered into with the OIG if such breach causes the OIG to take any adverse action as a result of such breach.

                  (f) ERISA. Upon the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate obtaining knowledge thereof, such Person shall give written notice to the Administrative Agent and each of the Lenders promptly (and in any event within two Business Days) of the occurrence of any of the following events which has had or would be reasonably expected to have a Material Adverse Effect: (i) any Reportable Event, that constitutes an ERISA Event; (ii) with respect to any Multiemployer Plan, the receipt of notice as prescribed in ERISA or otherwise of any withdrawal liability assessed against the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate, or of a determination that any Multiemployer Plan is in reorganization or insolvent (both within the meaning of Title IV of ERISA); (iii) the failure to make full payment on or before the due date (including extensions) thereof of all amounts which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate is required to contribute to each Plan pursuant to its terms and as required to meet the minimum funding standard set forth in ERISA and the Code with respect thereto; or (iv) any change in the funding status of any Plan that could have a Material Adverse Effect; in each case together with a description of any such event or condition or a copy of any such notice and a statement by an Authorized Officer of the Borrower briefly setting forth the details regarding such event, condition, or notice, and the action, if any, which has been or is being taken or is proposed to be taken by such Person with respect thereto. Promptly upon request, the Credit Parties shall furnish the Administrative Agent and the Lenders with such additional information concerning any Plan as may be reasonably requested, including, but not limited to, copies of each annual report/return (Form 5500 series), as well as all schedules and attachments thereto required to be filed with the Department of Labor and/or the Internal Revenue Service pursuant to

         ERISA and the Code, respectively, for each "plan year" (within the meaning of Section 3(39) of ERISA).

                  (g)      Environmental.

                           (i) Subsequent to a written notice from any Governmental Authority that would reasonably be expected to result in a Material Adverse Effect, or during the existence of an Event of Default, and upon the written request of Administrative Agent, the Credit Parties will furnish or cause to be furnished to the Administrative Agent, at the Credit Parties' expense, a report of an environmental assessment of reasonable scope, form and depth, including, where appropriate, invasive soil or groundwater sampling, by a consultant reasonably acceptable to the Administrative Agent addressing the subject of such notice or, if during the existence of an Event of Default, regarding any release or threat of release of Hazardous Materials on any Property owned, leased or operated by a Credit Party and the compliance by the Credit Parties with Environmental Laws. If the Credit Parties fail to deliver such an environmental report within seventy-five (75) days after receipt of such written request, then the Administrative Agent may arrange for same, and the Credit Parties hereby grant to the Administrative Agent and its representatives access to the Real Properties and a license of a scope reasonably necessary to undertake such an assessment (including, where appropriate, invasive soil or groundwater sampling). The reasonable cost of any assessment arranged for by the Administrative Agent pursuant to this provision will be payable by the Credit Parties on demand.

                           (ii) Each Credit Party will conduct and complete, or cause to be conducted and completed, all investigations, studies, sampling, and testing and all remedial, removal, and other actions necessary to address all Hazardous Materials on, from, or affecting any Real Properties to the extent necessary to be in compliance with all Environmental Laws and all other applicable federal, state, and local laws, regulations, rules and policies and with the orders and directives of all Governmental Authorities exercising jurisdiction over such Real Properties to the extent any failure would have or would reasonably be expected to have a Material Adverse Effect.

                  (h) Consummation of the Unilab Acquisition. Upon consummation of the Unilab Acquisition, the Borrower will give prompt written notice thereof to the Administrative Agent specifying the date the Unilab Acquisition was consummated.

                  (i) Other Information. With reasonable promptness upon any such request, such other information regarding the business, properties or financial condition of the Borrower and its Subsidiaries as the Administrative Agent may reasonably request.

         7.2      FINANCIAL COVENANTS.

                  (a) Leverage Ratio. The Leverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be less than or equal to 3.25 to 1.0.

                  (b) Fixed Charge Coverage Ratio. The Fixed Charge Coverage Ratio, as of the last day of each fiscal quarter of the Borrower, shall be greater than or equal to 1.5 to 1.0.

         7.3      PRESERVATION OF EXISTENCE AND FRANCHISES.

         The Borrower will, and will cause its Subsidiaries to, do all things necessary to preserve and keep in full force and effect its existence, rights, franchises, Intellectual Property and authority except as permitted by Section 8.4; provided that neither the Borrower nor any of its Subsidiaries shall be required to preserve any rights, franchises, Intellectual Property or authority if the Borrower or such Subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of its business and if the loss thereof would not have or would not reasonably be expected to have a Material Adverse Effect.

         7.4      BOOKS AND RECORDS.

         The Borrower will, and will cause its Subsidiaries to, keep complete and accurate books and records of its transactions in order to produce its financial statements in accordance with GAAP (including the establishment and maintenance of appropriate reserves).

         7.5      COMPLIANCE WITH LAW.

         Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause each of its Subsidiaries to, (a) comply with all Requirements of Law, and all applicable restrictions imposed by all Governmental Authorities, applicable to it and its Property (including, without limitation, Environmental Laws and ERISA), (b) conform with and duly observe in all material respects all laws, rules and regulations and all other valid requirements of any regulatory authority with respect to the conduct of its business, including without limitation Titles XVIII and XIX of the Social Security Act, Medicare Regulations, Medicaid Regulations, and all laws, rules and regulations of Governmental Authorities, pertaining to the business of the Credit Parties; (c) obtain and maintain all licenses, permits, certifications and approvals of all applicable Governmental Authorities as are required for the conduct of its business as currently conducted and herein contemplated, including without limitation professional licenses, CLIA certifications, Medicare Provider Agreements and Medicaid Provider Agreements; and (d) ensure that (i) billing policies, arrangements, protocols and instructions will comply with reimbursement requirements under Medicare, Medicaid and other Medical Reimbursement Programs and will be administered by properly trained personnel; and (ii) medical director compensation arrangements and other arrangements with referring physicians will comply with applicable state and federal self-referral and anti-kickback laws, including without limitation 42 U.S.C. Section 1320a-7b(b)(1) - (b)(2) 42 U.S.C. and 42 U.S.C. Section 1395nn.

         7.6      PAYMENT OF TAXES AND OTHER INDEBTEDNESS.

         The Borrower will, and will cause its Subsidiaries to, pay, settle or discharge (a) all material taxes, assessments and governmental charges or levies imposed upon it, or upon its income or profits, or upon any of its properties, before they shall become delinquent, (b) all material lawful claims (including claims for labor, materials and supplies) which, if unpaid, might give rise to a Lien upon any of its properties, and (c) all of its other material Indebtedness as it shall become due (to the extent such repayment is not otherwise prohibited by this Credit Agreement); provided, however, that a Credit Party shall not be required to pay any such tax, assessment, charge, levy, claim or Indebtedness which is being contested in good faith by appropriate proceedings and as to which adequate reserves therefor have been established in accordance with GAAP, unless the failure to make any such payment (i) would give rise to an immediate right to foreclose or collect on a Lien securing such amounts or (ii) would have or would reasonably be expected to have a Material Adverse Effect.

         7.7      INSURANCE.

         The Borrower will, and will cause each of its Subsidiaries to, at all times maintain in full force and effect insurance (including worker's compensation, liability, casualty and business interruption insurance) with reputable national companies that are not Affiliates of the Borrower (except to the extent that self-insurance is maintained in reasonable amounts), in such amounts, covering such risks and liabilities as is reasonable and prudent.

         7.8      MAINTENANCE OF PROPERTY.

         The Borrower will, and will cause its Subsidiaries to, maintain and preserve its properties and equipment in good repair, working order and condition, normal wear and tear excepted, and will make, or cause to be made, in such properties and equipment from time to time all repairs, renewals, replacements, extensions, additions, betterments and improvements thereto as may be needed or proper, in each case to the extent and in the manner customary for companies in similar businesses.

         7.9      PERFORMANCE OF OBLIGATIONS.

         Except to the extent the failure to do so would not have or would not reasonably be expected to have a Material Adverse Effect, the Borrower will, and will cause its Subsidiaries to, perform all of its obligations under the terms of all contracts, agreements or other agreements not evidencing Indebtedness to which it is a party or by which it or its Properties may be bound.

         7.10     USE OF PROCEEDS.

         The Borrower will use the proceeds of the Loans solely to (a) consummate the Unilab Acquisition, (b) repay or pay the purchase price for Indebtedness of Unilab in connection therewith and (c) pay fees, costs and expenses incurred in connection with the Unilab Acquisition, including, without limitation, costs incurred in connection with the tender for the existing high yield notes of Unilab.

         7.11     AUDITS/INSPECTIONS.

         Upon reasonable notice and during normal business hours, but not more than once per calendar year, the Borrower will, and will cause each of its Subsidiaries to, permit representatives appointed by the Administrative Agent or any Lender, including, without limitation, independent accountants, agents, attorneys and appraisers to visit and inspect the Borrower's or any Subsidiary's Property, including its books and records, its accounts receivable and inventory, its facilities and its other business assets, and to make photocopies or photographs thereof and to write down and record any information such representative obtains and shall permit the Administrative Agent, any Lender or its representatives to investigate and verify the accuracy of information provided to the Administrative Agent or the Lenders and to discuss all such matters with the officers, employees and representatives of the Borrower and/or its Subsidiaries; provided, however, during the existence of a Default or Event of Default, the Administrative Agent and the Lenders may request as many inspections as reasonable under the circumstances. Any expenses incurred in connection with this Section 7.11 shall be for the account of the Lenders unless an Event of Default exists in which case such expenses shall be for the account of the Borrower. Any representatives appointed by the Administrative Agent shall sign a confidentiality agreement reasonably acceptable to the Borrower prior to any visit, investigation, inspection or verification permitted by this Section 7.11.

         7.12     ADDITIONAL CREDIT PARTIES.

                  (a) At the time any Person becomes a Material Domestic Subsidiary or at the time any Subsidiary of the Borrower guaranties the 2001 Senior Credit Agreement or the Senior Unsecured Notes (if it is not already a Guarantor), the Borrower shall so notify the Administrative Agent and promptly thereafter (but in any event within 30 days) shall cause such Person to (i) execute a Joinder Agreement in substantially the same form as Exhibit 7.12, and (ii) deliver such other documentation as the Administrative Agent may reasonably request in connection with the foregoing, including, without limitation, certified resolutions and other organizational and authorizing documents of such Person and favorable opinions of counsel to such Person (which shall cover, among other things, the legality, validity, binding effect and enforceability of the documentation referred to above), all in form, content and scope reasonably satisfactory to the Administrative Agent.

                  (b) If at any time Non-Material Domestic Subsidiaries own assets in an aggregate amount greater than five percent (5%) of Total Assets or produce revenues in an aggregate amount greater than five percent (5%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis, the Borrower will designate one or more Non-Material Domestic Subsidiaries to become a Guarantor (and such Non-Material Domestic Subsidiary shall become a Guarantor in accordance with clause (a) above) so that after giving effect to such designation and action, Non-Material Domestic Subsidiaries own assets in the aggregate of equal to or less than five percent (5%) of Total Assets and produce revenues in an aggregate amount equal to or less than five percent (5%) of the total revenues of the Borrower and its Subsidiaries on a consolidated basis.

         7.13     CREDIT PARTY REVENUES.

         The Borrower will take such action as is necessary to cause the aggregate annual net revenues of the Credit Parties, as of the end of each fiscal quarter for the prior twelve month period, to be greater than or equal to the lesser of (a) $2,800,000,000 or (b) 80% of the total consolidated annual net revenues of the Borrower and its Subsidiaries for the prior twelve month period.

         7.14     COMPLIANCE PROGRAM.

         The Borrower will, and will cause each of its Domestic Subsidiaries that operates a clinical laboratory to, maintain, and be operated in accordance with, a compliance program which is reasonably designed to provide effective internal controls that promote adherence to applicable federal and state law and the program requirements of federal and state health plans, and which includes the implementation of internal audits and monitoring on a regular basis to monitor compliance with the requirements of the compliance program and applicable law, regulations and company policies.

         7.15     UNILAB ACQUISITION.

         The Unilab Acquisition shall, on or before the date 30 days after the Funding Date, be consummated in accordance with the terms of the execution copy of the Agreement and Plan of Merger dated as of April 2, 2002 (as such agreement may be modified (a) with the consent of the Agents and (b) if such modification would have a material adverse effect on the business, operations or financial condition of the Borrower, Unilab and their respective Subsidiaries taken as a whole, with the consent of a majority of the Agents and Co-Documentation Agents, in each case such consent not to be unreasonably withheld).

                                    SECTION 8

                               NEGATIVE COVENANTS

         Each Credit Party hereby covenants and agrees that so long as this Credit Agreement is in effect and until the Loans, together with interest, fees and other obligations then due and payable hereunder, have been paid in full and the Commitments hereunder shall have terminated:

         8.1      INDEBTEDNESS.

         The Borrower will not permit any of its Subsidiaries to, contract, create, incur, assume or permit to exist any Indebtedness, other than:

                  (a) Guaranty Obligations arising under this Credit Agreement and the other Credit Documents;

                  (b) Indebtedness in respect of current accounts payable and accrued expenses incurred in the ordinary course of business;

                  (c) Indebtedness owing by a Subsidiary of the Borrower to the Borrower or another Subsidiary of the Borrower;

                  (d) purchase money Indebtedness (including Capital Leases) to finance the purchase of fixed assets (including equipment); provided that (i) the total of all such Indebtedness shall not exceed an aggregate principal amount of $50,000,000 (less any purchase money Indebtedness incurred by the Borrower) at any one time outstanding;
         (ii) such Indebtedness when incurred shall not exceed the purchase price of the asset(s) financed; and (iii) no such Indebtedness shall be refinanced for a principal amount in excess of the principal balance outstanding thereon at the time of such refinancing;

                  (e) Indebtedness arising from Permitted Receivables Financings in an amount not to exceed $450,000,000, in the aggregate (less any Indebtedness incurred by the Borrower arising from Permitted Receivables Financings), at any one time outstanding;

                  (f) Indebtedness evidenced by Hedging Agreements entered into in the ordinary course of business and not for speculative purposes;

                  (g) any guaranty of Indebtedness of the Borrower;

                  (h) Indebtedness incurred after the Closing Date in connection with the acquisition of a Person or Property as long as such Indebtedness existed prior to such acquisition and was not created in anticipation thereof;

                  (i) Indebtedness existing on the Closing Date as set forth on
         Schedule 8.1; and

                  (j) other unsecured Indebtedness in an amount not to exceed $200,000,000, in the aggregate, at any one time outstanding.

         8.2      LIENS.

         The Borrower will not, nor will it permit its Subsidiaries to, contract, create, incur, assume or permit to exist any Lien with respect to any of its Property of any kind (whether real or personal, tangible or intangible), whether now owned or after acquired, other than Permitted Liens.

         8.3      NATURE OF BUSINESS.

         The Borrower will not, nor will it permit its Subsidiaries to, alter the character of its business from that conducted as of the Closing Date or engage in any substantial manner in any business other than (a) the business conducted by the Borrower and its Subsidiaries as of the Closing Date, (b) the business of MedPlus and its Subsidiaries and (c) other healthcare-related businesses.

         8.4      CONSOLIDATION AND MERGER.

         The Borrower will not, nor will it permit any Subsidiary to, enter into any transaction of merger or consolidation or liquidate, wind up or dissolve itself, or suffer any such liquidation, wind-up or dissolution; provided that (subject to Sections 7.12 and 7.13) (a) a Subsidiary of the Borrower may merge into the Borrower or another Subsidiary of the Borrower, (b) a Subsidiary of the Borrower may merge or consolidate with another Person in a transaction otherwise permitted by Section 8.5 or (c) the Borrower or a Subsidiary of the Borrower may merge or consolidate with or into another Person if the following conditions are satisfied:

                  (i) if such transaction involves total consideration (cash and non-cash) in excess of $100,000,000, the Administrative Agent is given prior written notice of such action;

                  (ii) if the merger or consolidation involves a Credit Party, the surviving entity of such merger or consolidation shall either (A) be such Credit Party or (B) be a Subsidiary of the Borrower and expressly assume in writing all of the obligations of such Credit Party under the Credit Documents; provided that if the transaction is between the Borrower and another Person, the Borrower must be the surviving entity;

                  (iii) the Credit Parties execute and deliver such documents, instruments and certificates as the Administrative Agent may reasonably request; and

                  (iv) immediately after giving effect to such transaction, no Default or Event of Default shall have occurred and be continuing.

         8.5      SALE OR LEASE OF ASSETS.

         The Borrower will not, nor will it permit its Subsidiaries to, convey, sell, lease, transfer or otherwise voluntarily dispose of, in one transaction or a series of transactions, all or any part of its business or assets whether now owned or hereafter acquired, including, without limitation, inventory, receivables, equipment, real property interests (whether owned or leasehold) and securities, other than a sale, lease, transfer or other disposal of (a) subject to Sections 7.12 and 7.13, assets from the Borrower or one of its Subsidiaries to each other; (b) inventory and supplies in the ordinary course of business;
(c) obsolete, surplus, slow-moving, idle or worn-out assets no longer used or useful in the business of such Credit Party or the trade-in of equipment for equipment in better condition or of better quality; (d) assets which constitute a Permitted Investment in the ordinary course of business; (e) Receivables pursuant to a Permitted Receivables Financing; (f) Investments in the Strategic Investments Portfolio; and (g) assets of the Borrower and its Subsidiaries, in addition to those permitted above in this Section 8.5; provided that in the case of this clause (g) (i) no Event of Default exists prior to such transfer, (ii) no Default or Event of Default exists after giving effect to such transfer and
(iii) after giving effect to such transfer, the aggregate amount of all such transfers, calculated on a net book value basis, does not exceed ten percent (10%) of Total Assets, as determined on the last day of the most recently ended fiscal quarter of the Borrower for which an officer's certificate has been delivered pursuant to Section 7.1(c).


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
         8.6      INVESTMENTS.

         The Borrower will not, nor will it permit its Subsidiaries to, make or permit to exist any Investments except for Permitted Investments.

         8.7      TRANSACTIONS WITH AFFILIATES.

         The Borrower will not, nor will it permit its Subsidiaries to, enter into any transaction or series of transactions, whether or not in the ordinary course of business, with any officer, director, shareholder, Subsidiary or Affiliate other than on terms and conditions substantially as favorable as would be obtainable in a comparable arm's-length transaction with a Person other than an officer, director, shareholder, Subsidiary or Affiliate, except that, notwithstanding the foregoing, each of the following shall be permitted: (a) transactions between or among the Credit Parties; (b) transactions between or among the Borrower and its wholly owned Subsidiaries as long as such transaction is not disadvantageous to the Lenders in any material respect; (c) transactions between or among the Borrower or one or more of its wholly owned Subsidiaries (on the one hand) and one of the non-wholly owned Subsidiaries of the Borrower (on the other hand) as long as none of the equity of such non-wholly owned Subsidiary is owned or controlled by an officer or director of any Credit Party;
(d) advances to employees permitted by clause (f) of the definition of Permitted Investments; (e) Dividends; (f) fees, compensation and other benefits paid to, and customary indemnity and reimbursement provided on behalf of, officers, directors and employees of any Credit Party in the ordinary course of business;
(g) any employment agreements entered into by the Borrower or any of its Subsidiaries in the ordinary course of business; (h) any Permitted Receivables Financing; (i) the SBCL Acquisition Agreement and each agreement contemplated thereunder (including any registration rights agreement or purchase agreement related thereto) as in effect on June 27, 2001 and (j) transactions and agreements in existence on the Closing Date and listed on Schedule 8.7 and, in each case, any amendment thereto, that is not disadvantageous to the Lenders in any material respect.

         8.8      FISCAL YEAR; ACCOUNTING; ORGANIZATIONAL DOCUMENTS.

         The Borrower will not, nor will it permit its Subsidiaries to, unless such action would not affect the calculation of the financial covenants in
Section 7.2 or would not or would not reasonably be likely to affect the rights of the Lenders under the Credit Documents: (a) change its fiscal year other than changing the fiscal year of a Subsidiary of the Borrower to a calendar year end,
(b) change its accounting procedures, except as a result of changes in GAAP and in accordance with Section 1.3 or (c) change its organizational or governing documents.

         8.9      STOCK REPURCHASES.

         The Borrower will not, nor will it permit its Subsidiaries to, directly or indirectly, purchase, redeem or otherwise acquire or retire or make any provisions for redemption, acquisition or retirement of any shares of the Capital Stock of the Borrower of any class or any warrants or options to purchase any such shares (collectively, a "Stock Repurchase"); provided that the Borrower or its Subsidiaries may consummate Stock Repurchases (a) in an amount up to $50,000,000, in the aggregate, during any consecutive period during the term of this Credit


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Agreement that the Leverage Ratio is greater than or equal to 2.75 to 1.0 and
(b) in an unlimited amount as long as (i) the Leverage Ratio (A) as of the end of the most recent fiscal quarter of the Borrower for which an officer's certificate has been delivered pursuant to Section 7.1(c) is less than 2.75 to
1.0 and (B) on a Pro Forma Basis giving effect to such Stock Repurchase, is less than 2.75 to 1.0, (ii) if (A) the amount of Stock Repurchases during the lesser of (x) the twelve month period preceding the anticipated Stock Repurchase or (y) the period from the date of the last certificate delivered pursuant to this clause (ii) and the date of the anticipated Stock Repurchase plus (B) the amount of the anticipated Stock Repurchase exceeds, in the aggregate, $100,000,000, the Borrower shall deliver to the Administrative Agent, prior to making such Stock Repurchase, a certificate of an Authorized Officer of the Borrower providing calculations showing that the requirement in clause (b)(i)(B) above is accurate,
(iii) on the date of such Stock Repurchase no Event of Default exists and (iv) after giving effect to such Stock Repurchase no Default or Event of Default exists.

         8.10     SALE/LEASEBACKS.

                  (a) Except as set forth in clause (b) below, the Borrower will not, and will not permit any Subsidiary to, enter into any Sale and Leaseback Transaction with respect to any Principal Property unless:

                           (i) the Sale and Leaseback Transaction is solely with
                  the Borrower or a Guarantor; or

                           (ii) the lease is for a period not in excess of five
                  years, including renewal rights; or

                           (iii) prior to or within 270 days after the
                  completion of the sale of such Principal Property in connection with the Sale and Leaseback Transaction, the Borrower or its Subsidiary applies the net cash proceeds of the sale of such Principal Property to: (A) the prepayment of the Revolving Loans (as defined in the 2001 Senior Credit Agreement) under the 2001 Senior Credit Agreement (with a corresponding permanent reduction in the Revolving Committed Amount (as defined in the 2001 Senior Credit Agreement)) or the prepayment of debt ranking equally with such Revolving Loans; or (B) the acquisition of different property, facilities or equipment or the expansion of the Borrower and its Subsidiaries' existing business, including the acquisition of other businesses.

                  (b) In addition to the Sale and Leaseback Transactions permitted by clause (a) above, the Borrower or any of its Subsidiaries may enter into any Sale and Leaseback Transactions if all Attributable Debt (measured, in each case, at the time such Sale and Leaseback Transaction is entered into by the Borrower or its Subsidiary) in respect of such Sale and Leaseback Transactions (not including any Sale and Leaseback Transactions permitted under clause (a) above), in the aggregate, does not exceed 5% of Total Assets.


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                                    SECTION 9

                                EVENTS OF DEFAULT

         9.1      EVENTS OF DEFAULT.

         An Event of Default shall exist upon the occurrence, and during the continuation, of any of the following specified events (each an "Event of Default"):

                  (a) Payment. Any Credit Party shall default in the payment (i) when due of any principal of any of the Loans or (ii) within three Business Days of when due of any interest on the Loans or any fees or other amounts owing hereunder, under any of the other Credit Documents or in connection herewith.

                  (b) Representations. Any representation, warranty or statement made or deemed to be made by any Credit Party herein, in any of the other Credit Documents, or in any statement or certificate delivered or required to be delivered pursuant hereto or thereto shall prove untrue in any material respect on the date as of which it was made or deemed to have been made.

                  (c)      Covenants.  Any Credit Party shall:

                           (i) default in the due performance or observance of
                  any term, covenant or agreement contained in Sections 7.2, 7.3, 7.10, 7.12, 7.13 or 7.15 or Section 8 inclusive;

                           (ii) default in the due performance or observance by
                  it of any term, covenant or agreement contained in Section 7.1 (excepting Section 7.1(e) for which the unremedied period shall only be five Business Days) and 7.11 and such default shall continue unremedied for a period of ten Business Days; or

                           (iii) default in the due performance or observance by
                  it of any term, covenant or agreement (other than those referred to in subsections (a), (b) or (c)(i) or (ii) of this
                  Section 9.1) contained in this Credit Agreement and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent.

                  (d) Other Credit Documents. (i) Any Credit Party shall default in the due performance or observance of any term, covenant or agreement in any of the other Credit Documents and such default shall continue unremedied for a period of at least 30 days after the earlier of an Authorized Officer of the Borrower becoming aware of such default or notice thereof given by the Administrative Agent, (ii) any Credit Document shall fail to be in full force and effect or any Credit Party shall so assert or (iii) any Credit Document shall fail to give the Administrative Agent and/or the Lenders the rights, powers and privileges purported to be created by such Credit Document.


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
                  (e) Guaranties. The guaranty given by the Credit Parties hereunder or by any Additional Credit Party or material provision thereof shall cease to be in full force and effect, or any Guarantor or any Person acting by or on behalf of such Guarantor shall deny or disaffirm such Guarantor's obligations under such guaranty or such Guarantor shall default in the due payment or performance of such guaranty.

                  (f) Bankruptcy, etc. The occurrence of any of the following with respect to a Credit Party (i) a court or governmental agency having jurisdiction in the premises shall enter a decree or order for relief in respect of a Credit Party in an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or appoint a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of a Credit Party or for any substantial part of its Property or ordering the winding up or liquidation of, or an administrator in respect of, its affairs; or (ii) an involuntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect is commenced against a Credit Party and such petition remains unstayed and in effect for a period of 60 consecutive days; or (iii) a Credit Party shall commence a voluntary case under any applicable bankruptcy, insolvency or other similar law now or hereafter in effect, or consent to the entry of an order for relief in an involuntary case under any such law, or consent to the appointment or taking possession by a receiver, liquidator, assignee, custodian, trustee, sequestrator, administrator or similar official of such Person or any substantial part of its Property or make any general assignment for the benefit of creditors; or (iv) a Credit Party shall fail generally, or shall admit in writing its inability, to pay its debts as they become due or any action shall be taken by such Person in furtherance of any of the aforesaid purposes.

                  (g) Defaults under Other Indebtedness. With respect to any Indebtedness in excess of $50,000,000 (other than Indebtedness outstanding under this Credit Agreement) of the Borrower or any of its Subsidiaries (A) such Person shall (x) default in any payment (beyond the applicable grace period with respect thereto, if any) with respect to any such Indebtedness, or (y) default (after giving effect to any applicable grace period) in the observance or performance relating to such Indebtedness or contained in any instrument or agreement evidencing, securing or relating thereto, or any other event or condition shall occur or condition exist, the effect of which default or other event or condition is to cause, or permit, the holder or holders of such Indebtedness (or trustee or agent on behalf of such holders, if any) to require (determined without regard to whether any notice or lapse of time is required) any such Indebtedness to become due prior to its stated maturity; or (B) any such Indebtedness shall be declared due and payable, or required to be prepaid other than by a regularly scheduled required prepayment prior to the stated maturity thereof; or (C) any such Indebtedness shall mature and remain unpaid.

                  (h) Judgments. One or more judgments, orders, or decrees shall be entered against any one or more of the Borrower and its Subsidiaries involving a liability of $50,000,000 or more, in the aggregate, (to the extent not paid, covered by insurance provided by a carrier who has acknowledged coverage or covered by an indemnification from Corning Incorporated or SmithKline Beecham PLC) and such judgments, orders or



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         decrees (i) are the subject of any enforcement proceeding commenced by any creditor or (ii) shall continue unsatisfied, undischarged and unstayed for a period ending on the first to occur of (A) the last day on which such judgment, order or decree becomes final and unappealable or (B) 60 days.

                  (i) ERISA. The occurrence of any of the following events or conditions which individually or in the aggregate has had or would reasonably be expected to have a Material Adverse Effect: (i) any "accumulated funding deficiency," as such term is defined in Section 302 of ERISA and Section 412 of the Code, whether or not waived, shall exist with respect to any Plan, other than a Multiemployer Plan, or any Lien shall arise on the assets of the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate in favor of the PBGC or a Plan, other than a Multiemployer Plan; (ii) an ERISA Event shall occur with respect to a Single Employer Plan, which is reasonably likely to result in the termination of such Plan for purposes of Title IV of ERISA; (iii) an ERISA Event shall occur with respect to a Multiemployer Plan or Multiple Employer Plan, which is reasonably likely to result in (A) the termination of such plan for purposes of Title IV of ERISA, or (B) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate incurring any liability in connection with a withdrawal from, reorganization of (within the meaning of Section 4241 of ERISA), or insolvency (within the meaning of Section 4245 of ERISA) of such plan;
         (iv) any prohibited transaction (within the meaning of Section 406 of ERISA or Section 4975 of the Code) or breach of fiduciary responsibility shall occur which may subject the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate to any liability under Sections 406, 409, 502(i), or 502(l) of ERISA or Section 4975 of the Code, or under any agreement or other instrument pursuant to which the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate has agreed or is required to indemnify any Person against any such liability; or (v) the Borrower, any Subsidiary of the Borrower or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA under a Multiemployer Plan in an aggregate amount in excess of $50,000,000.

                  (j) Ownership. There shall occur a Change of Control.

                  (k) Cross Default. There shall occur an Event of Default (as defined in the 2001 Senior Credit Agreement to the extent the 2001 Senior Credit Agreement has not been terminated).

         9.2      ACCELERATION; REMEDIES.

         Upon the occurrence and during the continuation of an Event of Default, the Administrative Agent may or shall, upon the request and direction of the Required Lenders, take the following actions without prejudice to the rights of the Administrative Agent or any Lender to enforce its claims against the Credit Parties, except as otherwise specifically provided for herein:

                  (a) Termination of Commitments. Declare the Commitments terminated whereupon the Commitments shall be immediately terminated.


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
                  (b) Acceleration of Loans. Declare the unpaid principal of and any accrued interest in respect of all Loans and any and all other Indebtedness or obligations of any and every kind owing by a Credit Party to any of the Lenders under the Credit Documents to be due whereupon the same shall be immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Credit Parties.

                  (c) Enforcement of Rights. To the extent permitted by law, enforce any and all rights and interests created and existing under the Credit Documents, including, without limitation, all rights and remedies against a Guarantor and all rights of set-off.

Notwithstanding the foregoing, if an Event of Default specified in Section 9.1(f) shall occur, then the Commitments shall automatically terminate and all Loans, all accrued interest in respect thereof, all accrued and unpaid fees and other indebtedness or obligations owing to the Lenders hereunder shall immediately become due and payable without the giving of any notice or other action by the Administrative Agent or the Lenders, which notice or other action is expressly waived by the Credit Parties.

Notwithstanding the fact that enforcement powers reside primarily with the Administrative Agent, each Lender has, to the extent permitted by law, a separate right of payment and shall be considered a separate "creditor" holding a separate "claim" within the meaning of Section 101(5) of the Bankruptcy Code or any other insolvency statute.

         9.3      ALLOCATION OF PAYMENTS AFTER EVENT OF DEFAULT.

         Notwithstanding any other provisions of this Credit Agreement, after the occurrence and during the continuation of an Event of Default, all amounts collected or received by the Administrative Agent or any Lender on account of amounts outstanding under any of the Credit Documents shall be paid over or delivered as follows:

                  FIRST, to the payment of all reasonable out-of-pocket costs and expenses (including without limitation reasonable Attorney Costs) of the Administrative Agent or any of the Lenders in connection with enforcing the rights of the Lenders under the Credit Documents, pro rata as set forth below;

                  SECOND, to payment of any fees owed to the Administrative Agent or any Lender, pro rata as set forth below;

                  THIRD, to the payment of all accrued interest payable to the Lenders hereunder, pro rata as set forth below;

                  FOURTH, to the payment of the outstanding principal amount of the Loans, pro rata as set forth below;


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
                  FIFTH, to all other obligations which shall have become due and payable under the Credit Documents and not repaid pursuant to clauses "FIRST" through "FOURTH" above; and

                  SIXTH, to the payment of the surplus, if any, to whoever may be lawfully entitled to receive such surplus.

In carrying out the foregoing, (a) amounts received shall be applied in the numerical order provided until exhausted prior to application to the next succeeding category; and (b) each of the Lenders shall receive an amount equal to its pro rata share (based on the proportion that the then outstanding Loans held by such Lender bears to the aggregate then outstanding Loans) of amounts available to be applied.

                                   SECTION 10

                                AGENCY PROVISIONS

         10.1     APPOINTMENT.

                  (a) Each Lender hereby irrevocably appoints, designates and authorizes the Administrative Agent to take such action on its behalf under the provisions of this Credit Agreement and each other Credit Document and to exercise such powers and perform such duties as are expressly delegated to it by the terms of this Credit Agreement or any other Credit Document, together with such powers as are reasonably incidental thereto. Notwithstanding any provision to the contrary contained elsewhere herein or in any other Credit Document, the Administrative Agent shall not have any duties or responsibilities, except those expressly set forth herein, nor shall the Administrative Agent have or be deemed to have any fiduciary or trustee relationship with any Lender or participant, and no implied covenants, functions, responsibilities, duties, obligations or liabilities shall be read into this Credit Agreement or any other Credit Document or otherwise exist against the Administrative Agent. Without limiting the generality of the foregoing sentence, the use of the term "agent" herein and in the other Credit Documents with reference to the Administrative Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used merely as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.

                  (b) Each of (i) Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated in its capacity as Syndication Agent and
         (ii) Wachovia Bank, National Association, Deutsche Bank Securities Inc. and The Bank of New York in their capacity as Co-Documentation Agents, shall have no duties or obligations whatsoever under this Credit Agreement or the other Credit Documents.


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
         10.2     DELEGATION OF DUTIES.

         The Administrative Agent may execute any of its duties under this Credit Agreement or any other Credit Document by or through agents, employees or attorneys-in-fact and shall be entitled to advice of counsel and other consultants or experts concerning all matters pertaining to such duties. The Administrative Agent shall not be responsible for the negligence or misconduct of any agent or attorney-in-fact that it selects with reasonable care.

         10.3     EXCULPATORY PROVISIONS.

         No Agent-Related Person shall (a) be liable for any action taken or omitted to be taken by any of them under or in connection with this Credit Agreement or any other Credit Document or the transactions contemplated hereby (except for its own gross negligence or willful misconduct in connection with its duties expressly set forth herein), or (b) be responsible in any manner to any Lender or participant for any recital, statement, representation or warranty made by any Credit Party or any officer thereof, contained herein or in any other Credit Document, or in any certificate, report, statement or other document referred to or provided for in, or received by the Administrative Agent under or in connection with, this Credit Agreement or any other Credit Document, or the validity, effectiveness, genuineness, enforceability or sufficiency of this Credit Agreement or any other Credit Document, or for any failure of any Credit Party or any other party to any Credit Document to perform its obligations hereunder or thereunder. No Agent-Related Person shall be under any obligation to any Lender or participant to ascertain or to inquire as to the observance or performance of any of the agreements contained in, or conditions of, this Credit Agreement or any other Credit Document, or to inspect the properties, books or records of any Credit Party or any Affiliate thereof.

         10.4     RELIANCE ON COMMUNICATIONS.

                  (a) The Administrative Agent shall be entitled to rely, and shall be fully protected in relying, upon any writing, communication, signature, resolution, representation, notice, consent, certificate, affidavit, letter, telegram, facsimile, telex or telephone message, statement or other document or conversation believed by it to be genuine and correct and to have been signed, sent or made by the proper Person or Persons, and upon advice and statements of legal counsel (including counsel to any Credit Party), independent accountants and other experts selected by the Administrative Agent. The Administrative Agent may deem and treat each Lender as the owner of its interests hereunder for all purposes unless a written notice of assignment, negotiation or transfer thereof shall have been delivered to the Administrative Agent in accordance with Section 11.3(b). The Administrative Agent shall be fully justified in failing or refusing to take any action under any Credit Document unless it shall first receive such advice or concurrence of the Required Lenders as it deems appropriate and, if it so requests, it shall first be indemnified to its satisfaction by the Lenders against any and all liability and expense which may be incurred by it by reason of taking or continuing to take any such action. The Administrative Agent shall in all cases be fully protected in acting, or in refraining from acting, under this Credit Agreement or any other Credit Document in accordance with a request or consent of the Required Lenders or all the Lenders, if


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
         required hereunder, and such request and any action taken or failure to act pursuant thereto shall be binding upon all the Lenders and participants, and their respective successors and assigns. Where this Credit Agreement expressly permits or prohibits an action unless the Required Lenders otherwise determine, the Administrative Agent shall, and in all other instances, the Administrative Agent may, but shall not be required to, initiate any solicitation for the consent or a vote of the Lenders.

                  (b) For purposes of determining compliance with the conditions specified in Section 5.1, each Lender that has signed this Credit Agreement shall be deemed to have consented to, approved or accepted or to be satisfied with, each document or other matter either sent by the Administrative Agent to such Lender for consent, approval, acceptance or satisfaction, or required thereunder to be consented to or approved by or acceptable or satisfactory to a Lender.

         10.5     NOTICE OF DEFAULT.

         The Administrative Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Administrative Agent for the account of the Lenders, unless the Administrative Agent shall have received written notice from a Lender or the Borrower referring to this Credit Agreement, describing such Default or Event of Default and stating that such notice is a "notice of default." The Administrative Agent will notify the Lenders of its receipt of any such notice. The Administrative Agent shall take such action with respect to such Default or Event of Default as may be reasonably directed by the Required Lenders in accordance with Section 9.2; provided, however, that unless and until the Administrative Agent has received any such direction, the Administrative Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Default or Event of Default as it shall deem advisable or in the best interest of the Lenders.

         10.6     NON-RELIANCE ON ADMINISTRATIVE AGENT AND OTHER LENDERS.

         Each Lender acknowledges that no Agent-Related Person has made any representation or warranty to it, and that no act by the Administrative Agent hereinafter taken, including any consent to and acceptance of any assignment or review of the affairs of any Credit Party or any Affiliate thereof, shall be deemed to constitute any representation or warranty by any Agent-Related Person to any Lender as to any matter, including whether Agent-Related Persons have disclosed material information in their possession. Each Lender represents to the Administrative Agent that it has, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it has deemed appropriate, made its own appraisal of and investigation into the business, prospects, operations, Property, financial and other condition and creditworthiness of the Credit Parties and their respective Affiliates, and all applicable bank or other regulatory laws relating to the transactions contemplated hereby, and made its own decision to enter into this Credit Agreement and to extend credit to the Borrower hereunder. Each Lender also represents that it will, independently and without reliance upon any Agent-Related Person or any other Lender and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit analysis, appraisals and


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
decisions in taking or not taking action under this Credit Agreement and the other Credit Documents, and to make such investigations as it deems necessary to inform itself as to the business, prospects, operations, Property, financial and other condition and creditworthiness of the Borrower. Except for notices, reports and other documents expressly required to be furnished to the Lenders by the Administrative Agent herein, the Administrative Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the business, prospects, operations, Property, financial and other condition or creditworthiness of any of the Credit Parties or any of their respective Affiliates which may come into the possession of any Agent-Related Person.

         10.7     INDEMNIFICATION.

         Whether or not the transactions contemplated hereby are consummated, the Lenders shall indemnify upon demand each Agent-Related Person (to the extent not reimbursed by or on behalf of any Credit Party and without limiting the obligation of any Credit Party to do so), pro rata, and hold harmless each Agent-Related Person from and against any and all Indemnified Liabilities incurred by it; provided, however, that no Lender shall be liable for the payment to any Agent-Related Person of any portion of such Indemnified Liabilities resulting from such Agent-Related Person's gross negligence or willful misconduct; it being understood that no action taken in accordance with the directions of the Required Lenders shall be deemed to constitute gross negligence or willful misconduct for purposes of this Section 10.7. Without limitation of the foregoing, each Lender shall reimburse the Administrative Agent upon demand for its ratable share of any costs or out-of-pocket expenses (including Attorney Costs) incurred by the Administrative Agent in connection with the preparation, execution, delivery, administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Credit Agreement, any other Credit Document, or any document contemplated by or referred to herein, to the extent that the Administrative Agent is not reimbursed for such expenses by or on behalf of the Credit Parties. The undertaking in this Section 10.7 shall survive termination of the Commitments, the payment of all Obligations hereunder and the resignation or replacement of the Administrative Agent.

         10.8     ADMINISTRATIVE AGENT IN ITS INDIVIDUAL CAPACITY.

         Bank of America and its Affiliates may make loans to, issue letters of credit for the account of, accept deposits from, acquire equity interests in and generally engage in any kind of banking, trust, financial advisory, underwriting or other business with each of the Credit Parties and their respective Affiliates as though Bank of America were not the Administrative Agent hereunder and without notice to or consent of the Lenders. The Lenders acknowledge that, pursuant to such activities, Bank of America or its Affiliates may receive information regarding any Credit Party or its Affiliates (including information that may be subject to confidentiality obligations in favor of such Credit Party or such Affiliate) and that the Administrative Agent shall be under no obligation to provide such information to them. With respect to its Loans, Bank of America shall have the same rights and powers under this Credit Agreement as any other Lender and may exercise such rights and powers as though it were not the Administrative Agent, and the terms "Lender" and "Lenders" include Bank of America in its individual capacity.


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
         10.9     SUCCESSOR AGENT.

         The Administrative Agent may resign as Administrative Agent upon 30 days' notice to the Lenders. If the Administrative Agent resigns under this Credit Agreement, the Required Lenders shall appoint from among the Lenders a successor administrative agent for the Lenders which successor administrative agent (such appointment, absent the existence of an Event of Default, to be subject to the consent of the Borrower, which consent of the Borrower shall not be unreasonably withheld or delayed). If no successor administrative agent is appointed prior to the effective date of the resignation of the Administrative Agent, the Administrative Agent may appoint, after consulting with the Lenders and the Borrower, a successor administrative agent from among the Lenders. Upon the acceptance of its appointment as successor administrative agent hereunder, such successor administrative agent shall succeed to all the rights, powers and duties of the retiring Administrative Agent and the term "Administrative Agent" shall mean such successor administrative agent and the retiring Administrative Agent's appointment, powers and duties as Administrative Agent shall be terminated. After any retiring Administrative Agent's resignation hereunder as Administrative Agent, the provisions of this Section 10 and Sections 11.5 and
11.10 shall continue to inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under this Credit Agreement. If no successor administrative agent has accepted appointment as Administrative Agent by the date which is 30 days following a retiring Administrative Agent's notice of resignation, the retiring Administrative Agent's resignation shall nevertheless thereupon become effective and the Lenders shall perform all of the duties of the Administrative Agent hereunder until such time, if any, as the Required Lenders appoint a successor agent as provided for above.

                                   SECTION 11

                                  MISCELLANEOUS

         11.1     NOTICES.

         Except as otherwise expressly provided herein, all notices and other communications shall have been duly given and shall be effective (a) when delivered, (b) when transmitted via telecopy (or other facsimile device) to the number set forth on Schedule 11.1, (c) the Business Day following the day on which the same has been delivered prepaid (or subject to an invoice arrangement) to a reputable national overnight air courier service, or (d) the third Business Day following the day on which the same is sent by certified or registered mail, postage prepaid, in each case to the respective parties at the address or telecopy numbers set forth on Schedule 11.1, or at such other address as such party may specify by written notice to the other parties hereto.

         11.2     RIGHT OF SET-OFF.

                  In addition to any rights now or hereafter granted under applicable law or otherwise, and not by way of limitation of any such rights, upon the occurrence of an Event of Default and the commencement of remedies described in Section 9.2, each Lender is authorized at any time and from time to time, without presentment, demand, protest or other notice of any kind (all of which rights being hereby expressly waived), to set-off and to appropriate and apply any and all deposits (general or special) and any other indebtedness at any time held or owing by such Lender (including, without limitation, branches, agencies or Affiliates of such Lender wherever located) to or for the credit or the account of any Credit Party against obligations and liabilities of such Credit Party to the Lenders hereunder, under the Notes, the other Credit Documents or otherwise, irrespective of whether the Administrative Agent or the Lenders shall have made any demand hereunder and although such obligations, liabilities or claims, or any of them, may be contingent or unmatured, and any such set-off shall be deemed to have been made immediately upon the occurrence of an Event of Default even though such charge is made or entered on the books of such Lender subsequent thereto. The Credit Parties hereby agree that any Person purchasing a participation in the Loans and Commitments hereunder pursuant to Sections 11.3(e) or 3.8 may exercise all rights of set-off with respect to its participation interest as fully as if such Person were a Lender hereunder.

         11.3     BENEFIT OF AGREEMENT.

                  (a) Generally. This Credit Agreement shall be binding upon and inure to the benefit of and be enforceable by the respective successors and assigns of the parties hereto; provided that none of the Credit Parties may assign and transfer any of its interests (except as permitted by Section 8.4 or 8.5) without the prior written consent of the Lenders; and provided further that the rights of each Lender to transfer, assign or grant participations in its rights and/or obligations hereunder shall be limited as set forth below in this
         Section 11.3.

                  (b) Assignments. Each Lender may assign to one or more Eligible Assignees all or a portion of its rights and obligations under this Credit Agreement (including, without limitation, all or a portion of its Loans, its Note and its Commitment); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except (A) in the case of an assignment to
                  another Lender, (B) in the case of an assignment of all of a Lender's rights and obligations under this Credit Agreement, or (C) with the consent of the Administrative Agent and the Borrower, any such partial assignment shall be in an amount at least equal to $5,000,000 (or, if less, the remaining amount of the outstanding Commitment and/or outstanding Term Loans, as applicable, of such assigning Lender) or an integral multiple of $500,000 in excess thereof;

                           (iii) each such assignment by a Lender shall be of a
                  constant, and not varying, percentage of all of its rights and obligations under this Credit Agreement and the Notes;

                           (iv) the parties to such assignment shall execute and
                  deliver to the Administrative Agent for its acceptance an Assignment Agreement in substantially the form of Exhibit 11.3(b), together with a processing fee from the assignor of $3,500; provided, however, no such fee shall be payable in the case of an assignment from a Lender to an Approved Fund; and

                           (v) no such assignment shall be permitted prior to
                  the Funding Date.

         Upon execution, delivery, and acceptance of such Assignment Agreement, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, rights, and benefits of a Lender hereunder and the assigning Lender shall, to the extent of such assignment, relinquish its rights and be released from its obligations under this Credit Agreement. Upon the consummation of any assignment pursuant to this Section 11.3(b), the assignor, the Administrative Agent and the Borrower shall make appropriate arrangements so that, if required or requested, new Notes are issued to the assignor and the assignee. If the assignee is a foreign corporation, foreign partnership or foreign trust within the meaning of the Code, it shall deliver to the Borrower and the Administrative Agent certification as to exemption from deduction or withholding of taxes in accordance with Section 3.13.

         By executing and delivering an assignment agreement in accordance with this Section 11.3(b), the assigning Lender thereunder and the assignee thereunder shall be deemed to confirm to and agree with each other and the other parties hereto as follows: (A) such assigning Lender warrants that it is the legal and beneficial owner of the interest being assigned thereby free and clear of any adverse claim and the assignee warrants that it is an Eligible Assignee; (B) except as set forth in clause (A) above, such assigning Lender makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto, or the execution, legality, validity, enforceability, genuineness, sufficiency or value of this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto or the financial condition of any Credit Party or the performance or observance by any Credit Party of any of its obligations under this Credit Agreement, any of the other Credit Documents or any other instrument or document furnished pursuant hereto or thereto; (C) such assignee represents and warrants that it is legally authorized to enter into such assignment agreement; (D) such assignee confirms that it has received a copy of this Credit Agreement, the other Credit Documents and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such assignment agreement; (E) such assignee will independently and without reliance upon the Administrative Agent, such assigning Lender or any other Lender, and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Credit Agreement and the other Credit Documents; (F) such assignee appoints and authorizes the Administrative Agent to take such action on its behalf and to exercise such powers under this Credit Agreement or any other Credit Document as are delegated to the Administrative Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto; and (G) such assignee agrees that it will


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
         perform in accordance with their terms all the obligations which by the terms of this Credit Agreement and the other Credit Documents are required to be performed by it as a Lender.

                  (c) Register. The Administrative Agent, acting solely for this purpose as an agent of the Borrower, shall maintain a copy of each Assignment Agreement delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment of, and principal amount of the Loans owing to, each Lender from time to time (the "Register"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and the Borrower, the Administrative Agent and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of this Credit Agreement. The Register shall be available for inspection by the Borrower or any Lender at any reasonable time and from time to time upon reasonable prior notice.

                  (d) Acceptance. Upon its receipt of an Assignment Agreement executed by the parties thereto, together with any Note subject to such assignment and payment of the processing fee, the Administrative Agent shall, if such Assignment Agreement has been completed and is in substantially the form of Exhibit 11.3(b), (i) accept such Assignment Agreement, (ii) record the information contained therein in the Register and (iii) give prompt notice thereof to the parties thereto.

                  (e) Participations. Each Lender may sell participations to one or more Persons in all or a portion of its rights, obligations or rights and obligations under this Credit Agreement (including all or a portion of its Commitment and its Loans); provided, however, that (i) such Lender's obligations under this Credit Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations, (iii) the participant shall be entitled to the benefit of the yield protection provisions contained in Sections 3.9 through 3.15, inclusive (but not for a greater amount than the Lender would be entitled to), and of the right of set-off contained in Section 11.2, (iv) the Borrower shall continue to deal solely and directly with such Lender in connection with such Lender's rights and obligations under this Credit Agreement, and (v) such Lender shall retain the sole right to enforce the obligations of the Borrower relating to its Loans and its Notes and to approve any amendment, modification, or waiver of any provision of this Credit Agreement (other than amendments, modifications, or waivers decreasing the amount of principal of or the rate at which interest is payable on such Loans or Notes, extending any scheduled principal payment date or date fixed for the payment of interest on such Loans or Notes, extending its Commitment or releasing the Borrower or all or substantially all of the Guarantors from its or their respective obligations under the Credit Documents).

                  (f) Unrestricted Assignments. Notwithstanding any other provision set forth in this Credit Agreement, any Lender may at any time (i) assign and pledge all or any portion of its Loans and its Notes to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or (ii) pledge all or any portion of its rights (but not its obligations to make Loans hereunder to any trustee or holders of obligations owed, or securities issued, by such

         Lender as security for such obligations or securities or to any other representative of such holders; provided that such trustee or holder shall not have the right to become a Lender hereunder. No such assignment shall release the assigning Lender from its obligations hereunder.

                  (g) Information. Any Lender may furnish any information concerning the Borrower or any of its Subsidiaries in the possession of such Lender from time to time to assignees and participants (including prospective assignees and participants), subject, however, to the provisions of Section 11.15.

                  (h) CLO's. Notwithstanding anything to the contrary contained herein, any Lender (a "Granting Lender") may grant to a special purpose funding vehicle (an "SPC") the option to fund all or any part of any Loan that such Granting Lender would otherwise be obligated to fund pursuant to this Credit Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, (ii) if an SPC elects not to exercise such option or otherwise fails to fund all or any part of such Loan, the Granting Lender shall be obligated to fund such Loan pursuant to the terms hereof, (iii) no SPC shall have any voting rights pursuant to Section 11.6 and (iv) with respect to notices, payments and other matters hereunder, the Credit Parties, the Administrative Agent and the Lenders shall not be obligated to deal with an SPC, but may limit their communications and other dealings relevant to such SPC to the applicable Granting Lender. The funding of a Loan by an SPC hereunder shall utilize the Loan Commitment of the Granting Lender to the same extent that, and as if, such Loan were funded by such Granting Lender. Each party hereto hereby agrees that no SPC shall be liable for any indemnity or payment under this Credit Agreement for which a Lender would otherwise be liable for so long as, and to the extent, the Granting Lender provides such indemnity or makes such payment. Notwithstanding anything to the contrary contained in this Credit Agreement, any SPC may disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or guarantee to such SPC. This clause (h) may not be amended without the prior written consent of each Granting Lender, all or any part of whose Loan is being funded by an SPC at the time of such amendment.

         11.4     NO WAIVER; REMEDIES CUMULATIVE.

         No failure or delay on the part of the Administrative Agent or any Lender in exercising any right, power or privilege hereunder or under any other Credit Document and no course of dealing between the Borrower or any Credit Party and the Administrative Agent or any Lender shall operate as a waiver thereof; nor shall any single or partial exercise of any right, power or privilege hereunder or under any other Credit Document preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder or thereunder. The rights and remedies provided herein are cumulative and not exclusive of any rights or remedies which the Administrative Agent or any Lender would otherwise have. No notice to or demand on any Credit Party in any case shall entitle any Credit Party to any other or further notice or demand in similar or other circumstances or constitute a waiver of the rights of the Administrative Agent or the Lenders to any other or further action in any circumstances without notice or demand.


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
         11.5     PAYMENT OF EXPENSES; INDEMNIFICATION.

         The Borrower agrees to: (a) pay all reasonable out-of-pocket costs and expenses of (i) the Agents and BAS in connection with (A) the negotiation, preparation, execution and delivery, syndication and administration of this Credit Agreement and the other Credit Documents and the documents and instruments referred to therein (including, without limitation, the reasonable fees and expenses of Moore & Van Allen, special counsel to the Administrative Agent) and (B) any amendment, waiver or consent relating hereto and thereto including, but not limited to, any such amendments, waivers or consents resulting from or related to any work-out, renegotiation or restructure relating to the performance by the Credit Parties under this Credit Agreement, and (ii) the Administrative Agent and the Lenders in connection with (A) enforcement of the Credit Documents and the documents and instruments referred to therein, including, without limitation, in connection with any such enforcement, the reasonable Attorneys' Costs of the Administrative Agent and each of the Lenders and (B) any bankruptcy or insolvency proceeding of any Credit Party, and (b) indemnify the Administrative Agent and each Lender, its officers, directors, employees, representatives, counsel and agents from and hold each of them harmless against any and all losses, liabilities, claims, damages or expenses incurred by any of them as a result of, or arising out of, or in any way related to, or by reason of, any investigation, litigation or other proceeding (whether or not the Administrative Agent or any Lender is a party thereto) related to the entering into and/or performance of any Credit Document or the use of proceeds of any Loans (including other extensions of credit) hereunder or the consummation of any other transactions contemplated in any Credit Document, including, without limitation, reasonable Attorneys' Costs incurred in connection with any such investigation, litigation or other proceeding (but excluding any such losses, liabilities, claims, damages or expenses to the extent incurred by reason of gross negligence or willful misconduct on the part of the Person to be indemnified), (all of the foregoing, collectively, "Indemnified Liabilities"). The agreements in this Section 11.5 shall survive the termination of the Commitments and the repayment of the Credit Party Obligations.

         11.6     AMENDMENTS, WAIVERS AND CONSENTS.

         Neither this Credit Agreement nor any other Credit Document nor any of the terms hereof or thereof may be amended, changed, waived, discharged or terminated unless such amendment, change, waiver, discharge or termination is in writing and signed by the Required Lenders and the then Credit Parties; provided that no such amendment, change, waiver, discharge or termination shall without the consent of each Lender affected thereby:

                  (a) extend the Maturity Date or extend or postpone the time for any payment or prepayment of principal;

                  (b) reduce the rate or extend the time of payment of interest (other than as a result of waiving the applicability of any post-default increase in interest rates) thereon or fees hereunder;

                  (c) reduce or waive the principal amount of any Loan;


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
      (d) increase or extend the Commitment of a Lender (it being understood and agreed that a waiver of any Default or Event of Default shall not constitute a change in the terms of any Commitment of any Lender);

      (e) release the Borrower from its obligations or consent to the assignment or transfer by the Borrower of any of its rights and obligations under (or in respect of) the Credit Documents or release all or substantially all of the Guarantors from their respective obligations under the Credit Documents;

      (f) amend, modify or waive any provision of this Section 11.6 or Sections 3.7, 3.8, 5.2, 9.1(a), 11.2, 11.3 or 11.5; or

      (g) reduce any percentage specified in, or otherwise modify, the definition of Required Lenders.

Notwithstanding the above, no provisions of Section 10 or Section 3.4 may be amended or modified without the consent of the Administrative Agent.

Notwithstanding the fact that the consent of all the Lenders is required in certain circumstances as set forth above, (x) each Lender is entitled to vote as such Lender sees fit on any reorganization plan that affects the Loans and each Lender acknowledges that the provisions of Section 1126(c) of the Bankruptcy Code supersedes the unanimous consent provisions set forth herein and (y) the Required Lenders may consent to allow a Credit Party to use cash collateral in the context of a bankruptcy or insolvency proceeding.

         11.7     COUNTERPARTS/TELECOPY.

         This Credit Agreement may be executed in any number of counterparts, each of which when so executed and delivered shall be an original, but all of which shall constitute one and the same instrument. Delivery of executed counterparts by telecopy shall be as effective as an original and shall constitute a representation that an original will be delivered.

         11.8     HEADINGS.

         The headings of the sections and subsections hereof are provided for convenience only and shall not in any way affect the meaning or construction of any provision of this Credit Agreement.

         11.9     DEFAULTING LENDER.

         Each Lender understands and agrees that if such Lender is a Defaulting Lender then notwithstanding the provisions of Section 11.6 it shall not be entitled to vote on any matter requiring the consent of the Required Lenders or to object to any matter requiring the consent of all the Lenders; provided, however, that all other benefits and obligations under the Credit Documents shall apply to such Defaulting Lender.

         11.10    SURVIVAL OF INDEMNIFICATION.

         All indemnities set forth herein shall survive the execution and delivery of this Credit Agreement, the making of the Loans, the repayment of the Loans and other obligations and the termination of the Commitments hereunder.

         11.11    GOVERNING LAW; VENUE; JURISDICTION.

                  (a) THIS CREDIT AGREEMENT AND THE OTHER CREDIT DOCUMENTS AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER AND THEREUNDER SHALL BE GOVERNED BY AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. Any legal action or proceeding with respect to this Credit Agreement or any other Credit Document may be brought in the courts of the State of New York or of the United States sitting in New York City, and, by execution and delivery of this Credit Agreement, each Credit Party hereby irrevocably accepts for itself and in respect of its Property, generally and unconditionally, the jurisdiction of such courts. Each Credit Party irrevocably consents to the service of process in any action or proceeding with respect to this Credit Agreement or any other Credit Document by the mailing of copies thereof by registered or certified mail, postage prepaid, to it at the address for notices pursuant to Section 11.1, such service to become effective 10 days after such mailing. Nothing herein shall affect the right of a Lender to serve process in any other manner permitted by law or to commence legal proceedings or otherwise proceed against a Credit Party in any other jurisdiction. Each Credit Party agrees that a final judgment in any action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law; provided that nothing in this Section 11.11(a) is intended to impair a Credit Party's right under applicable law to appeal or seek a stay of any judgment.

                  (b) Each Credit Party hereby irrevocably waives any objection which it may now or hereafter have to the laying of venue of any of the aforesaid actions or proceedings arising out of or in connection with this Credit Agreement or any other Credit Document in the courts referred to in subsection (a) hereof and hereby further irrevocably waives and agrees not to plead or claim in any such court that any such action or proceeding brought in any such court has been brought in an inconvenient forum.

         11.12    WAIVER OF JURY TRIAL; WAIVER OF CONSEQUENTIAL DAMAGES.

         EACH OF THE PARTIES TO THIS CREDIT AGREEMENT HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM ARISING OUT OF OR RELATING TO THIS CREDIT AGREEMENT, ANY OF THE OTHER CREDIT DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY. Each Credit Party agrees not to assert any claim against the Administrative Agent, any Lender, any of their Affiliates, or any of their respective directors, officers, employees, attorneys or agents, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to any of the transactions contemplated herein.

         11.13    SEVERABILITY.

         If any provision of any of the Credit Documents is determined to be illegal, invalid or unenforceable, such provision shall be fully severable and the remaining provisions shall remain in full force and effect and shall be construed without giving effect to the illegal, invalid or unenforceable provisions.

         11.14    FURTHER ASSURANCES.

         The Credit Parties agree, upon the request of the Administrative Agent, to promptly take such actions, as reasonably requested, as is necessary to carry out the intent of this Credit Agreement and the other Credit Documents.

         11.15    CONFIDENTIALITY.

         Each Lender agrees that it will use its reasonable best efforts to keep confidential and to cause any representative designated under Section 7.11 to keep confidential any non-public information from time to time supplied to it under any Credit Document; provided, however, that nothing herein shall prevent the disclosure of any such information to (a) the extent a Lender in good faith believes such disclosure is required by Requirement of Law, (b) counsel for a Lender or to its accountants, (c) bank examiners or auditors or comparable Persons, (d) any Affiliate of a Lender, (e) any other Lender, or any assignee, transferee or participant, or any potential assignee, transferee or participant, of all or any portion of any Lender's rights under this Credit Agreement who is notified of the confidential nature of the information or (f) any other Person in connection with any litigation to which any one or more of the Lenders is a party if required by a court of law of competent jurisdiction. No Lender shall have any obligation under this Section 11.15 to the extent any such information becomes available on a non-confidential basis from a source other than a Credit Party or that any information becomes publicly available other than by a breach of this Section 11.15 by any Lender or representative thereof.

         11.16    ENTIRETY.

         This Credit Agreement together with the other Credit Documents and the Fee Letter represent the entire agreement of the parties hereto and thereto, and supersede all prior agreements and understandings, oral or written, if any, including any commitment letters or correspondence relating to the Credit Documents or the transactions contemplated herein and therein.

         11.17    BINDING EFFECT; CONTINUING AGREEMENT.

                  (a) This Credit Agreement shall become effective at such time when all of the conditions set forth in Section 5.1 have been satisfied or waived by the Lenders and it shall have been executed by the Borrower, the Guarantors and the Administrative Agent, and the Administrative Agent shall have received copies hereof (telefaxed or otherwise) which, when taken together, bear the signatures of each Lender, and thereafter this Credit Agreement shall be binding upon and inure to the benefit of the Borrower, the


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
      Guarantors, the Administrative Agent and each Lender and their respective successors and assigns.

                  (b) This Credit Agreement shall be a continuing agreement and shall remain in full force and effect until all Loans, interest, fees and other Credit Party Obligations have been paid in full and the Commitments have been terminated. Upon termination, the Credit Parties shall have no further obligations (other than the indemnification provisions that survive) under the Credit Documents; provided that should any payment, in whole or in part, of the Credit Party Obligations be rescinded or otherwise required to be restored or returned by the Administrative Agent or any Lender, whether as a result of any proceedings in bankruptcy or reorganization or otherwise, then the Credit Documents shall automatically be reinstated and all amounts required to be restored or returned and all costs and expenses incurred by the Administrative Agent or any Lender in connection therewith shall be deemed included as part of the Credit Party Obligations.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         Each of the parties hereto has caused a counterpart of this Credit Agreement to be duly executed and delivered as of the date first above written.

BORROWER:

                                            QUEST DIAGNOSTICS INCORPORATED,
                                            a Delaware corporation


                                            By: /s/ Joseph P. Manory
                                               ---------------------------------
                                            Name: Joseph P. Manory
                                               ---------------------------------
                                            Title: Vice President & Treasurer
                                               ---------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated

GUARANTORS:
-----------
                         QUEST DIAGNOSTICS HOLDINGS
                         INCORPORATED,
                         a Delaware corporation

                         QUEST DIAGNOSTICS CLINICAL
                         LABORATORIES, INC.,
                         a Delaware corporation

                         QUEST DIAGNOSTICS INCORPORATED,
                         a California corporation

                         QUEST DIAGNOSTICS INCORPORATED,
                         a Maryland corporation

                         QUEST DIAGNOSTICS INCORPORATED,
                         a Michigan corporation

                         QUEST DIAGNOSTICS OF PENNSYLVANIA, INC., a Delaware corporation

                         METWEST, INC.,
                         a Delaware corporation

                         NICHOLS INSTITUTE DIAGNOSTICS,
                         a California corporation

                         DPD HOLDINGS, INC.,
                         a Delaware corporation

                         DIAGNOSTICS REFERENCE SERVICES INC.,
                         a Maryland corporation

                         AMERICAN MEDICAL LABORATORIES,
                         INCORPORATED,
                         a Delaware corporation

                         AML INC.,
                         a Delaware corporation

                         QUEST DIAGNOSTICS INCORPORATED (NV),
                         a Nevada corporation

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated



                         MEDICAL LABORATORIES CORPORATION
                         d/b/a AMERICAN MEDICAL LABORATORIES,
                         a Virginia corporation

                         QUEST DIAGNOSTICS LLC,
                         an Illinois limited liability company

                         QUEST DIAGNOSTICS LLC,
                         a Connecticut limited liability company

                         QUEST DIAGNOSTICS LLC,
                         a Massachusetts limited liability company

                         APL PROPERTIES, LLC,
                         a Nevada limited liability company


                         By: /s/ Joseph P. Manory
                            -------------------------------------------
                         Name:  Joseph P. Manory
                         Title:  Vice President and Treasurer


                         PATHOLOGY BUILDING PARTNERSHIP,
                         a Delaware general partnership

                         By:  Quest Diagnostics Incorporated, a Maryland
                                  corporation, its general partner


                                  By: /s/ Joseph P. Manory
                                     -------------------------------------------
                                  Name:  Joseph P. Manory
                                  Title:  Vice President and Treasurer

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated

LENDERS:

                          BANK OF AMERICA, N.A.,
                          individually in its capacity as a Lender and in its capacity as Administrative Agent



                          By: /s/ Philip Durand
                             --------------------------------------------------
                          Name: PHILIP S. DURAND
                               ------------------------------------------------
                          Title: MANAGING DIRECTOR
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          ALLFIRST BANK


                          By: /s/ Coney Burgess
                             --------------------------------------------------
                          Name: Coney Burgess
                               ------------------------------------------------
                          Title: Vice-President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          BANK HAPOALIM


                          By: /s/ Laura Anne Raffa
                             --------------------------------------------------
                          Name: Laura Anne Raffa
                               ------------------------------------------------
                          Title: Senior Vice President
                                -----------------------------------------------




                          By: /s/ Shaun Breidbart
                             --------------------------------------------------
                          Name: Shaun Breidbart
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          THE GOVERNOR & COMPANY OF THE BANK OF IRELAND


                          By: /s/ Geraldine Hannon
                             --------------------------------------------------
                          Name: Geraldine Hannon
                               ------------------------------------------------
                          Title: Authorized Signature
                                -----------------------------------------------




                          By: /s/ John S. Holt
                             --------------------------------------------------
                          Name: John S. Holt
                               ------------------------------------------------
                          Title: Authorized Signature
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          BANK LEUMI USA


                          By: /s/ Joung Hee Hong
                             --------------------------------------------------
                          Name: Joung Hee Hong
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          THE BANK OF NEW YORK


                          By: /s/ Christopher T. Kordes
                             --------------------------------------------------
                          Name: Christopher T. Kordes
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          BANK ONE, NA (MAIN OFFICE CHICAGO)


                          By: /s/ Joseph Pinzone
                             --------------------------------------------------
                          Name: Joseph Pinzone
                               ------------------------------------------------
                          Title: DIRECTOR
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          BAYERISCHE HYPOVEREINSBANK


                          By: /s/ Laura DePersis
                             --------------------------------------------------
                          Name: Laura DePersis
                               ------------------------------------------------
                          Title: Director
                                -----------------------------------------------




                          By: /s/ Diane Vaccaro
                             --------------------------------------------------
                          Name: Diane Vaccaro
                               ------------------------------------------------
                          Title: Associate Director
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          BNP PARIBAS


                          By: /s/ Alan Mustacchi
                             --------------------------------------------------
                          Name: Alan Mustacchi
                               ------------------------------------------------
                          Title: Managing Director
                                -----------------------------------------------




                          By: /s/ Ro Toyoshima
                             --------------------------------------------------
                          Name: RO TOYOSHIMA
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          CHANG HWA COMMERCIAL BANK, LTD.,
                          NEW YORK BRANCH


                          By: /s/ Ming-Hsien Lin
                             --------------------------------------------------
                          Name: Ming-Hsien Lin
                               ------------------------------------------------
                          Title: VP & General Manager
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          CHINATRUST COMMERCIAL BANK, LTD.,
                          NEW YORK BRANCH


                          By: /s/ Eric Kan
                             --------------------------------------------------
                          Name: Eric Kan
                               ------------------------------------------------
                          Title: SVP & Lending Manager
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          CREDIT LYONNAIS NEW YORK BRANCH


                          By: /s/ Charles Heidrieck
                             --------------------------------------------------
                          Name: Charles Heidrieck
                               ------------------------------------------------
                          Title: Senior Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          DEUTSCHE BANK SECURITIES INC.


                          By:            /s/ Irene Edges
                             --------------------------------------------------
                          Name:              Irene Edges
                               ------------------------------------------------
                          Title:             Director
                                -----------------------------------------------





                          By:             /s/ Iain Stewart
                             --------------------------------------------------
                          Name:               Iain Stewart
                               ------------------------------------------------
                          Title:              Director
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          E. SUN COMMERCIAL BANK, LTD.,
                          LOS ANGELES BRANCH



                          By:     /s/ Benjamin Lin
                             --------------------------------------------------
                          Name:   Benjamin Lin
                               ------------------------------------------------
                          Title:  EVP & General Manager
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          FLEET NATIONAL BANK



                          By:    /s/ Walter D. Maniello
                             --------------------------------------------------
                          Name:  Walter D. Maniello
                               ------------------------------------------------
                          Title: Managing Director
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          GENERAL ELECTRIC CAPITAL CORPORATION


                          By:    /s/ Janet K. Williams
                             --------------------------------------------------
                          Name:  JANET K. WILLIAMS
                               ------------------------------------------------
                          Title: DULY AUTHORIZED SIGNATORY
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          KEY CORPORATE CAPITAL INC.


                          By:    /s/ John M. Vandenderfer
                             --------------------------------------------------
                          Name:  JOHN M. VANDENDERFER
                               ------------------------------------------------
                          Title: SENIOR VICE PRESIDENT
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          LASALLE BANK NATIONAL ASSOCIATION


                          By:     /s/ Sarah Rusher
                             --------------------------------------------------
                          Name:   Sarah Rusher
                               ------------------------------------------------
                          Title:  Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          MERRILL LYNCH CAPITAL CORPORATION



                          By: /s/ Sheila McGillicuddy
                             --------------------------------------------------
                          Name: Sheila McGillicuddy
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated



                          MIZUHO CORPORATE BANK, LTD.


                          By: /s/ Greg Botshon
                             --------------------------------------------------
                          Name: Greg Botshon
                               ------------------------------------------------
                          Title: Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          NATIONAL CITY BANK


                          By: /s/ Tara M. Handforth
                             --------------------------------------------------
                          Name: Tara M. Handforth
                               ------------------------------------------------
                          Title: Assistant Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          THE NORINCHUKIN BANK, NEW YORK BRANCH


                          By: /s/ Furnieki Ono
                             --------------------------------------------------
                          Name: Furnieki Ono
                               ------------------------------------------------
                          Title: General Manager
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          PB CAPITAL CORPORATION



                          By: /s/ Kevin Watz
                             --------------------------------------------------
                          Name: KEVIN D. WATZ
                               ------------------------------------------------
                          Title: VICE PRESIDENT
                                -----------------------------------------------



                          By: /s/ Andrew L. Shipman
                             --------------------------------------------------
                          Name: ANDREW L. SHIPMAN
                               ------------------------------------------------
                          Title: ASSISTANT VICE PRESIDENT
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          PNC BANK, NATIONAL ASSOCIATION


                          By: /s/ Timothy J. Hornickle
                             --------------------------------------------------
                          Name: Timothy J. Hornickle
                               ------------------------------------------------
                          Title: Assistant Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          SUMITOMO MITSUI BANKING CORPORATION


                          By:          /s/ Edward D. Henderson, Jr.
                             --------------------------------------------------
                          Name:          Edward D. Henderson, Jr.
                               ------------------------------------------------
                          Title:          Joint General Manager
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          SUNTRUST BANK


                          By:    /s/ Mark D. Mathon
                             --------------------------------------------------
                          Name: Mark D. Mathon
                               ------------------------------------------------
                          Title:
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          UNION BANK OF CALIFORNIA, N.A.


                          By:             /s/ Gina M. West
                             --------------------------------------------------
                          Name:              Gina M. West
                               ------------------------------------------------
                          Title:            Vice President
                                -----------------------------------------------

                  Signature Page to Term Loan Credit Agreement
                         Quest Diagnostics Incorporated


                          WACHOVIA BANK, NATIONAL ASSOCIATION


                          By:     /s/ Jessica Wright
                             --------------------------------------------------
                          Name:   Jessica Wright
                               ------------------------------------------------
                          Title:  Director
                                -----------------------------------------------